EXHIBIT 1

                     AGREEMENT AND PLAN OF REORGANIZATION

                           DATED AS OF JUNE 13, 1996

                                 BY AND AMONG

                     AMERICAN RESIDENTIAL SERVICES, INC.,

                                ARS ATLAS INC.,

                             ATLAS SERVICES, INC.

                                      AND

             THE STOCKHOLDERS AND OTHER STOCKHOLDERS NAMED HEREIN
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                               TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I      DEFINITIONS...................................................1

ARTICLE II     THE MERGER AND RELATED MATTERS................................5
      Section 2.01.  Certificate of Merger...................................5
      Section 2.02.  The Effective Time......................................5
      Section 2.03.  Certain Effects of the Merger...........................5
      Section 2.04.  Effect of the Merger on Capital Stock...................6
      Section 2.05.  Delivery, Exchange and Payment..........................7
      Section 2.06.  Fractional Shares.......................................8

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF EACH
               STOCKHOLDERAND OTHER STOCKHOLDERS.............................9
      Section 3.01.  By Each Stockholder.....................................9

ARTICLE IV     REPRESENTATIONS AND WARRANTIESOF THE COMPANY AND
               THE STOCKHOLDERS.............................................10
      Section 4.01.  By the Company and Each Stockholder....................10

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF ARS AND NEWCO..............11
      Section 5.01.  By ARS and Newco.......................................11

ARTICLE VI     COVENANTS EXTENDING TO THE EFFECTIVE TIME....................11
      Section 6.01.  Of Each Party..........................................11

ARTICLE VII    THE CLOSING AND CONDITIONS TO CLOSING AND
               CONSUMMATION.................................................11
      Section 7.01.  The Closing and Certain Conditions.....................11

ARTICLE VIII   COVENANTS FOLLOWING THE EFFECTIVE TIME.......................13
      Section 8.01.  Of Each Party Other Than the Company...................13

ARTICLE IX     INDEMNIFICATION..............................................13
      Section 9.01.  Indemnification Rights and Obligations.................13

ARTICLE X      LIMITATIONS ON COMPETITION...................................13
      Section 10.01.  Prohibited Activities.................................13
      Section 10.02.  Damages...............................................14
      Section 10.03.  Reasonable Restraint..................................14
      Section 10.04.  Severability; Reformation.............................14
      Section 10.05.  Independent Covenant..................................14

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      Section 10.06.  Materiality...........................................15

ARTICLE XI     GENERAL PROVISIONS...........................................15
      Section 11.01.  Treatment of Confidential Information.................15
      Section 11.02.  Restrictions on Transfer of ARS Common Stock..........15
      Section 11.03.  Brokers and Agents....................................16
      Section 11.04.  Assignment; No Third Party Beneficiaries..............16
      Section 11.05.  Entire Agreement; Amendment; Waivers..................17
      Section 11.06.  Counterparts..........................................17
      Section 11.07.  Expenses..............................................17
      Section 11.08.  Notices...............................................18
      Section 11.09.  Governing Law.........................................19
      Section 11.10.  Exercise of Rights and Remedies.......................19
      Section 11.11.  Time..................................................19
      Section 11.12.  Reformation and Severability..........................19
      Section 11.13.  Remedies Cumulative...................................19
      Section 11.14.  Respecting the IPO....................................19

ARTICLE XII    TERMINATION..................................................20
      Section 12.01.  Termination of This Agreement.........................20
      Section 12.02.  Liabilities in Event of Termination...................21

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                     AGREEMENT AND PLAN OF REORGANIZATION

            THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of June 13, 1996, by and among American Residential Services, Inc., a Delaware corporation ("ARS"), ARS Atlas Inc., a South Carolina corporation and a wholly owned subsidiary of ARS ("Newco"), Atlas Services, Inc., a South Carolina corporation (the "Company"), and the persons listed on the signature pages hereof under the caption "Stockholders" (collectively, the "Stockholders," and each of those persons, individually, a "Stockholder") or the caption "Other Stockholders."

                            PRELIMINARY STATEMENT

            The parties to this Agreement have determined it is in their best long-term interests to effect a business combination pursuant to which:

            (a) Newco will merge into the Company on the terms and subject to the conditions set forth herein (that merger being the "Merger");

            (b) ARS will acquire the stock of all or some of the entities listed in the accompanying Addendum 1 (each an "Other Founding Company" and, collectively with the Company, the "Founding Companies") pursuant to agreements that are (i) similar to this Agreement and (ii) entered into among those entities and their equity owners, ARS and subsidiaries of ARS (collectively, the "Other Agreements"); and

            (c) ARS shall effect a public offering of shares of its common stock and issue and sell those shares.

            The respective boards of directors of ARS, Newco and the Company have approved and adopted this Agreement to effect a transaction subject to
Section 351 of the Code.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained herein, the parties hereto hereby agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

            Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below in this Section 1.01. Capitalized terms used in this Agreement and not defined below in this Section
1.01 have the meanings assigned to them in the Preliminary Statement or Article I of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference), as the case may be.

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            "ADJUSTMENT DETERMINATION DATE" means the date that is 30 days following delivery by ARS of the Post-closing Statement to the Stockholders, unless the Closing Date Working Capital and the Positive Working Capital Adjustment or the Negative Working Capital Adjustment, as the case may be, are determined pursuant to Section 2.05 by Arthur Andersen LLP, in which event the Adjustment Determination Date is the date Arthur Andersen LLP delivers those determinations in writing to ARS.

            "AGREED RATE" means 8.0% per annum.

            "AGREEMENT" means this Agreement, including the Disclosure Statement relating to this Agreement and all attached Schedules, Annexes and Exhibits, as each of the same may be amended, modified or supplemented from time to time pursuant to the provisions hereof or thereof.

            "ARS" means American Residential Services, Inc., a Delaware corporation.

            "ARS ACQUISITION CANDIDATE" means any Entity engaged in any of the businesses of providing repair, maintenance, replacement or warranty and annual contract maintenance services for Plumbing, heating/air conditioning and electrical systems to owners or occupants of single-family homes, duplexes, condominiums and small commercial facilities, designing and installing of any of those systems in new construction, selling and servicing home appliances and other similar residential and building services (i) which was called on by any of the Company, ARS or the Subsidiaries of the Company or ARS in connection with the possible acquisition by any of them of that Entity or (ii) of which any of them has made an acquisition analysis.

            "CLOSING DATE BALANCE SHEET" of the Company means a consolidated balance sheet of the Company and the Company Subsidiaries as at the IPO Closing Date which is prepared in accordance with GAAP on a basis consistent with the basis on which the Current Balance Sheet was prepared.

            "CLOSING DATE WORKING CAPITAL" of the Company means the Company's Working Capital as determined from the Closing Date Balance Sheet, provided, that if that determination is made pursuant to Section 2.05 by Arthur Andersen LLP, the amount equal to 50% of the fees and expenses of Arthur Andersen LLP which are attributable to its audit of the Closing Date Balance Sheet and its making of that determination will be deemed a liability of the Company for the purpose of determining its Closing Date Working Capital and resulting Positive Working Capital Adjustment or Negative Working Capital Adjustment, as the case may be.

            "CLOSING MEMORANDUM" means the form of closing memorandum to be prepared by ARS for the Closing under this Agreement in which are included the forms of certificates
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      of officers, the opinions of counsel and certain other documents to be delivered at the Closing as provided in Article VII.

            "COMPANY" means Atlas Services, Inc., a South Carolina corporation.

            "COMPANY COMMON STOCK" means the common stock, par value $1.00 per share, of the Company.

            "COUNSEL FOR ARS AND NEWCO" means Baker & Botts, L.L.P.

            "COUNSEL FOR THE COMPANY AND THE STOCKHOLDERS" means Evans, Carter, Kunes & Bennett, P.A.

            "CURRENT BALANCE SHEET" means the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as at March 31, 1996.

            "CURRENT BALANCE SHEET DATE" means March 31, 1996.

            "DISCLOSURE STATEMENT" means the written statement executed by the Company and each of the Stockholders and delivered to ARS prior to the execution and delivery of this Agreement by ARS and Newco in which either
      (a) exceptions are taken to each of certain of the representations and warranties made by the Company and the Stockholders herein or (b) it is confirmed that no exception is taken to that representation and warranty.

            "DISSENTING SHARES" has the meaning specified in Section 2.04.

            "INITIAL FINANCIAL STATEMENTS" means (a) the audited consolidated balance sheets of the Company as at June 30, 1994 and 1995 and December 31, 1995 and the related audited consolidated statements of income (operations), cash flows and stockholders' equity for each of the Company's three fiscal years in the three-year period ended June 30, 1995 and the year ended December 31, 1995, together with the related audit report of Arthur Andersen LLP, and (b) the Current Balance Sheet and the related unaudited consolidated statements of income (operations), cash flows and stockholders' equity for the three- and 10-month periods ended on the Current Balance Sheet Date.

            "INTERIM DATE BALANCE SHEET" of the Company means the balance sheet as at the end of the Company's fiscal quarter next preceding the date of the Closing which is included in the Financial Statements.

            "INTERIM DATE WORKING CAPITAL" of the Company means the Company's Working Capital as determined from the Interim Date Balance Sheet by ARS on a basis consistent with the determination of the Company's Working Capital from the Current Balance Sheet.

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            "INTERIM NEGATIVE WORKING CAPITAL ADJUSTMENT" means the amount, if any, by which the Company's Interim Date Working Capital is more negative than ($1,702,237).

            "INTERIM POSITIVE WORKING CAPITAL ADJUSTMENT" means the amount, if any, by which the Company's Interim Date Working Capital is greater (or less negative) than ($1,702,237).

            "MERGER CONSIDERATION" has the meaning specified in Section 2.04.

            "NEGATIVE WORKING CAPITAL ADJUSTMENT" means the amount, if any, by which the Company's Closing Date Working Capital is more negative than ($1,702,237).

            "NEWCO" means ARS Atlas Inc., a Delaware corporation.

            "OTHER STOCKHOLDER" means each owner, of record and/or beneficially, of Company Common Stock other than the Stockholders.

            "POSITIVE WORKING CAPITAL ADJUSTMENT" means the amount, if any, by which the Company's Closing Date Working Capital is greater (or less negative) than ($1,702,237).

            "POST-CLOSING STATEMENT" has the meaning specified in Section 2.05.

            "PRO RATA SHARE" means for each Stockholder and each Other Stockholder the fraction expressed as a percentage and set forth in
      Schedule 2.04, (a) the numerator of which is the number of shares of outstanding Company Common Stock owned by that Person, as set forth in
      Schedule 2.04, and (b) the denominator of which is the total number of shares of outstanding Company Common Stock owned by all Stockholders and Other Stockholders, as set forth in Schedule 2.04.

            "PURCHASER REPRESENTATIVE" means a "purchaser representative" as defined in Securities Act Rule 501(h).

            "REQUIRED STOCKHOLDERS" means, at the time of any determination, Stockholders who, at the Effective Time, will be or were entitled, subject to the provisions of Section 2.05, to receive Merger Consideration representing not less than 80% of the total Merger Consideration to be received by all Stockholders pursuant to Section 2.04.

            "RESPONSIBLE OFFICER" means Gorden H. Timmons.

            "SCHEDULED AGREEMENTS" means the agreements described in Schedule 4.11.

            "SCBCA" means the South Carolina Business Corporation Act of 1988.

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            "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement entered into as of June 13, 1996 among ARS, the Stockholders, the Other Stockholders and the other Persons parties thereto.

            "SURVIVING CORPORATION" means the Company, the Person to be designated in the Certificate of Merger as the surviving corporation of the Merger.

            "TERRITORY" has the meaning specified in Section 10.01.

            "TIMMONS EMPLOYMENT AGREEMENT" means the Employment Agreement entered into as of June 13, 1996 between ARS and Gorden H. Timmons.

            "THRESHOLD AMOUNT" means 2% of the Transaction Value.

            "TRANSACTION VALUE" means (a) at any time prior to the Adjustment Determination Date, $21,000,000, and (b) on and after the Adjustment Determination Date, $21,000,000 plus the Positive Working Capital Adjustment, if any, or minus the Negative Working Capital Adjustment, if any.

            "TRANSFER TAXES" has the meaning specified in Section 11.07.

            "UNIFORM PROVISIONS" means the Uniform Provisions of ARS for the Acquisition of Founding Companies attached hereto as Annex 1.

            "WORKING CAPITAL" of the Company means, as at any date and as determined by reference to a consolidated balance sheet of the Company and the Company Subsidiaries as at that date which is prepared in accordance with GAAP, the amount by which (a) the sum, without duplication of amounts, of all amounts that are included and classified as current assets on that balance sheet exceeds, or is exceeded by, (b) the sum, without duplication of amounts, of all amounts that are included and classified as liabilities or as mandatorily redeemable Capital Stock on that balance sheet; if at any time those current assets are exceeded by those liabilities, Working Capital will be expressed as a negative amount.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

            Section 2.01. CERTIFICATE OF MERGER. Subject to the terms and conditions hereof, the Company will cause a Certificate of Merger to be duly executed and delivered on or promptly after the date of the Closing to the Secretary of State of the State of South Carolina.

            Section 2.02. THE EFFECTIVE TIME. The effective time of the Merger (the "Effective Time") will be the time on the IPO Closing Date which the Certificate of Merger specifies or, if the

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Certificate of Merger does not specify another time, 8:00 a.m., eastern daylight standard time, on the IPO Closing Date.

            Section 2.03. CERTAIN EFFECTS OF THE MERGER. At and as of the Effective Time, (a) Newco will be merged with and into the Company in accordance with the provisions of the SCBCA, (b) Newco will cease to exist as a separate legal entity, (c) the articles of incorporation of the Company will be amended to change the Company's authorized shares of capital stock to 1,000 shares, par value $1.00 per share, of Common Stock, (c) the Company will be the Surviving Corporation and, as such, will, all with the effect provided by the SCBCA, (i) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and Newco and (ii) be governed by the laws of the State of South Carolina, (d) the Charter Documents of the Company then in effect (after giving effect to the amendment of the Company's articles of incorporation specified in clause (c) of this sentence) will become and thereafter remain (until changed in accordance with (i) the applicable law (in the case of the articles of incorporation) or (ii) its terms (in the case of the bylaws)) the Charter Documents of the Surviving Corporation, (f) the initial board of directors of the Surviving Corporation will be the persons named in Schedule 2.03, and those persons will hold the office of director of the Surviving Corporation subject to the provisions of the applicable laws of the State of South Carolina and the Charter Documents of the Surviving Corporation, and (g) the initial officers of the Surviving Corporation will be as set forth in
Schedule 2.03, and each of those persons will serve in each office specified for that person in Schedule 2.03, subject to the provisions of the Charter Documents of the Surviving Corporation, until that person's successor is duly elected to, and, if necessary, qualified for, that office.

            Section 2.04. EFFECT OF THE MERGER ON CAPITAL STOCK. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

            (a) the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will (i) be converted into the right to receive, subject to the provisions of Section 2.05, without interest, on surrender of the certificate evidencing those shares, (A) the amount of cash and the number of whole shares of ARS Common Stock set forth or determined as provided in Schedule 2.04 (the "Merger Consideration") and (B) the amount of cash for and in lieu of fractional shares of ARS Common Stock as will be determined pursuant to Section 2.06,
      (ii) cease to be outstanding and to exist and (iii) be canceled and retired;

            (b) each share of Company Common Stock held in the treasury of the Company or any Company Subsidiary will (i) cease to be outstanding and to exist and (ii) be canceled and retired; and

            (c) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, par value $1.00 per share, of the Surviving Corporation, and the shares of Common Stock of the

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      Surviving Corporation issued on that conversion will constitute all the issued and outstanding shares of Capital Stock of the Surviving
      Corporation.

Each holder of a certificate representing shares of Company Common Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, subject to the provisions of Section 2.05, without interest, the Merger Consideration and the additional cash, if any, owing with respect to those shares as provided in Section 2.06. Notwithstanding the foregoing, the right to receive the Merger Consideration will not apply to any shares of Company Common Stock which shall have statutory appraisal rights perfected with respect thereto ("Dissenting Shares"), if those rights are available, pursuant to the provisions of Chapter 13 of the SCBCA, it being intended and agreed that any holder of those shares shall have in consideration for the cancellation thereof only the rights, if any, afforded to that holder under Chapter 13 of the SCBCA.

            Section 2.05. DELIVERY, EXCHANGE AND PAYMENT. (a) At or after the Effective Time: (i) each Stockholder and Other Stockholder, as the holder of certificates representing shares of Company Common Stock, will, on surrender of those certificates to ARS (or any agent that may be appointed by ARS for purposes of this Section 2.05), receive, subject to the provisions of this
Section 2.05 and Section 2.06, the Merger Consideration; and (ii) until any certificate representing Company Common Stock has been surrendered and replaced pursuant to this Section 2.05, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of ARS Common Stock included in the Merger Consideration payable in respect of that certificate pursuant to Section 2.04. All shares of ARS Common Stock issuable in the Merger will be deemed for all purposes to have been issued by ARS at the Effective Time.

            (b) Each Stockholder and Other Stockholder will deliver to ARS (or any agent that may be appointed by ARS for purposes of this Section 2.05) on or before the IPO Closing Date the certificates representing Company Common Stock owned by the Stockholder, duly endorsed in blank by that Person, or accompanied by duly executed stock powers in blank, and with all necessary transfer tax and other revenue stamps, acquired at that Person's expense, affixed and canceled. Each Stockholder and Other Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Company Common Stock delivered by that Person.

            (c) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to ARS Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing shares of Company Common Stock for which shares of ARS Common Stock have been issued in the Merger until those certificates are surrendered as provided herein, but (i) on that surrender ARS will cause to be paid, to the Person in whose name the certificates representing such shares of ARS Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of ARS Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash

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payable to such Person for and in lieu of fractional shares pursuant to Section
2.06 and (ii) at the appropriate payment date or as soon as practicable thereafter, ARS will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such whole shares of ARS Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions or cash for and in lieu of fractional shares on surrender of outstanding certificates.

            (d) Prior to the date of the Closing, ARS will cause to be prepared and delivered to the Stockholders a statement setting forth the Interim Positive Working Capital Adjustment, if any, or the Interim Negative Working Capital Adjustment, if any. If an Interim Positive Working Capital Adjustment has been determined, ARS will, promptly after the Effective Time, but subject to the certificate surrender requirements of Section 2.05(a), pay to the Stockholders and the Other Stockholders, without interest, their respective Pro Rata Shares of the amount of the Interim Positive Working Capital Adjustment.

            (e) As soon as practicable, and in any event within 60 days, following the Effective Time, ARS will cause to be prepared and delivered to the Stockholders and the Other Stockholders (i) the Closing Date Balance Sheet and
(ii) a statement (the "Post-closing Statement") of the Closing Date Working Capital and the Positive Working Capital Adjustment, if any, or the Negative Working Capital Adjustment, if any. The Post-closing Statement will be final and binding on ARS, the Stockholders and the Other Stockholders unless, within 30 days following the delivery of the Post-closing Statement, a Stockholder notifies ARS in writing that the Stockholder does not accept as correct the amount of the Closing Date Working Capital or the amount of the Positive Working Capital Adjustment or the Negative Working Capital Adjustment, as set forth in the Post-closing Statement. If any Stockholder timely delivers to ARS that notice respecting the Post-closing Statement, the Closing Date Balance Sheet will be audited, and the Closing Date Working Capital and the Positive Working Capital Adjustment or the Negative Working Capital Adjustment will be determined within 30 days after the delivery to ARS of that notice, by Arthur Andersen LLP, and these determinations will be final and binding on ARS and all the Stockholders and the Other Stockholders.

            (f) If a Positive Working Capital Adjustment is determined with finality pursuant to Section 2.05(e), ARS will, promptly after the Adjustment Determination Date, but subject to the certificate surrender requirements of
Section 2.05(a), pay to the Stockholders and the Other Stockholders their respective Pro Rata Shares of the amount, together with interest thereon from (and including) the IPO Closing Date to (but excluding) the Adjustment Determination Date at the Agreed Rate, by which (i) the amount of the Positive Working Capital Adjustment exceeds (ii) the amount of the Interim Positive Working Capital Adjustment, if any. If a Negative Working Capital Adjustment is determined with finality pursuant to Section 2.05(e), the Stockholders and Other Stockholders will, no later than 10 Houston, Texas business days after ARS makes a written request therefor, pay in cash their respective Pro Rata Shares of the sum of (A) the amount of the Negative

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Working Capital Adjustment and (B) the Interim Positive Working Capital
Adjustment, if any, together with interest on that sum at the Agreed Rate from (and including) the IPO Closing Date to (but excluding) the Adjustment Determination Date.

            Section 2.06. FRACTIONAL SHARES. Notwithstanding any other provision herein, no fractional shares of ARS Common Stock will be issued, and any Stockholder or Other Stockholder entitled hereunder to receive a fractional share of ARS Common Stock but for this Section 2.06 will be entitled hereunder to receive a cash payment for and in lieu thereof in the amount (rounded to the nearest whole cent) equal to that Person's fractional interest in a share of ARS Common Stock multiplied by the IPO Price.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER
                             AND OTHER STOCKHOLDERS

            Section 3.01. BY EACH STOCKHOLDER. Each of the Stockholders and the Other Stockholders represents and warrants to ARS that, as applied solely to himself, all the following representations and warranties in this Article III are as of the date of this Agreement, and will be, as amended or supplemented pursuant to Section 6.08, on the date of the Closing and the IPO Closing Date, true and correct:

            (a) (i) he will be acquiring the shares of ARS Common Stock to be issued pursuant to Section 2.04 to him solely for his account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those shares in connection with any distribution; (ii) he is not a party to any agreement or other arrangement for the disposition of any shares of ARS Common Stock other than this Agreement and the Registration Rights Agreement; (iii) Schedule 3.01(b) correctly states (A) whether he is, or is not, an "accredited investor" as defined in Securities Act Rule 501(a) and, if he is not such an investor, (B) the name and address of his Purchaser Representative;
      (iv) he (A) is able to bear the economic risk of an investment in the ARS Common Stock acquired pursuant to this Agreement, (B) can afford to sustain a total loss of that investment, (C) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the ARS Common Stock, (D) or his Purchaser Representative, if any, has had an adequate opportunity to ask questions and receive answers from the officers of ARS concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current and proposed officers and directors of ARS, the plans for the operations of the business of ARS, the business, operations and financial condition of the Other Founding Companies and any plans of ARS for additional acquisitions, and (E) or his Purchaser Representative, if any, has asked all questions of the nature described in preceding clause
      (D), and all those questions have been answered to his satisfaction and the satisfaction of his Purchaser Representative, if any; and

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            (b) the representations and warranties contained in Article III of the Uniform Provisions (the text of which Article (in which the term "Stockholder" means a Stockholder or an Other Stockholder for purposes hereof) hereby is incorporated herein by this reference) are true and correct as applied solely to himself, and his agreements set forth in that Article hereby are agreed to.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                        THE COMPANY AND THE STOCKHOLDERS

            Section 4.01. BY THE COMPANY AND EACH STOCKHOLDER. The Company and each Stockholder jointly and severally represent and warrant to, and agree with, ARS that all the following representations and warranties in this Article IV are as of the date of this Agreement, and will be, as amended or supplemented pursuant to Section 6.08, on the date of the Closing and the IPO Closing Date, true and correct:

            (a) the Organization State of each of the Company and the Company Subsidiaries is the State of South Carolina, and each of the Company and the Company Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of that State, (ii) has all requisite corporate power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted and (iii) is duly qualified and in good standing as a foreign corporation in all jurisdictions (other than the State of South Carolina) in which it owns or leases property or in which the carrying on of its business as now conducted so requires except where the failure to be so qualified, singly or in the aggregate, would not have a Material Adverse Effect;

            (b) (i) the authorized Capital Stock of the Company is comprised of 100,000 shares of Company Common Stock, of which 24,303 shares have been issued and are now outstanding and no shares are held by the Company as treasury shares, and (ii) no outstanding Derivative Securities of the Company exist;

            (c) (i) the terms and conditions of each of the Scheduled Agreements are no less favorable to the Company than the Company reasonably could have expected to obtain in an arm's-length transaction with a Person other than an Affiliate of the Company, (ii) the rentals provided for in the Scheduled Agreements constituting leases do not and will not exceed fair market rentals of the properties being rented or leased under those Scheduled Agreements and (iii) the payments provided to be made in the other Scheduled Agreement do not exceed the fair market value of the services performed;

            (d) prior to the date hereof: (i) (A) the articles of incorporation of the Company shall have been duly amended by all necessary corporate action on the part of the Company and the Stockholders to (1) authorize the Company to engage in any business in which the SCBCA permits a corporation incorporated thereunder lawfully to engage and (2) abolish the preemptive rights of holders of Company Common Stock and (B) the articles reflecting these amendments shall have been duly filed with and accepted by the Secretary of State of the State of South Carolina; and (ii) each Stockholder and each Other Stockholder shall have executed and delivered to the Company, in form and substance satisfactory to ARS, a written instrument that: (A) acknowledges the Company is and has, and releases the Company for having and continuing to be, engaged in businesses beyond the purposes presently set forth in the Company's articles of incorporation; and (B) (1) acknowledges the Company may have issued and sold Company Common Stock to one or more of the other Stockholders or Other Stockholders in violation of the preemptive rights the SCBCA affords the acknowledging Stockholder or Other Stockholder and (2) releases all claims of every kind the acknowledging Stockholder or Other Stockholder has or might have against the Company and each other Stockholder and Other Stockholder as a result of those sales; and

            (e) the representations and warranties contained in Article IV of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth in that Article hereby are agreed to.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF ARS AND NEWCO

            Section 5.01. BY ARS AND NEWCO. ARS and Newco jointly and severally represent and warrant to the Company and each Stockholder that all the following representations and warranties in this Article V are as of the date of this Agreement, and will be on the date of the Closing and the IPO Closing Date, true and correct: (a) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, (b) no Derivative Securities of Newco are outstanding, (c) Newco has been organized for the sole purpose of participating in the Merger and has not, and will not, engage in any activities other than those necessary to effectuate the Merger and (d) the representations and warranties contained in Article V of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct.

                                  ARTICLE VI

                   COVENANTS EXTENDING TO THE EFFECTIVE TIME

            Section 6.01. OF EACH PARTY. Until the Effective Time, subject to the waiver provisions of Section 11.05, each party hereto will comply with each covenant for which provision is made in Article VI of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that party.

                                   ARTICLE VII

             THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

            Section 7.01. THE CLOSING AND CERTAIN CONDITIONS. (a) THE CLOSING. On or before the IPO Pricing Date, the parties hereto will take all actions necessary to (i) effect the Merger (including, as permitted by the SCBCA, (A) the execution of a Certificate of Merger (1) meeting the requirements of the SCBCA and (2) providing that the Merger will become effective on the IPO Closing Date and (B) the filing of that Certificate with the Secretary of State of the State of South Carolina), (ii) verify the existence and ownership of the certificates evidencing the Company Common Stock to be exchanged for the Merger Consideration pursuant to Section 2.05 and (iii) satisfy the document delivery requirements to which the obligations of the parties to effect the Merger and the other transactions contemplated hereby are conditioned by the provisions of this Article VII (all those actions collectively being the "Closing"). The Closing will take place at the offices of Baker & Botts, L.L.P., 38th Floor, 910 Louisiana, Houston, Texas at 10:00 a.m., Houston time, or at such later time on the IPO Pricing Date as ARS shall specify by written notice to Gorden H. Timmons. The actions taken at the Closing will not include the completion of either the Merger or the delivery of the Company Common Stock or the Merger Consideration pursuant to Section 2.05. Instead, on the IPO Closing Date, the Certificates of Merger will become effective pursuant to Section 2.02, and all transactions contemplated by this Agreement to be closed or completed on or before the IPO Closing Date, including the surrender of the Company Common Stock in exchange for the Merger Consideration (including a certified check or checks in an amount equal to the cash portion of the Merger Consideration) will be closed or completed, as the case may be. During the period from the Closing to the IPO Closing Date, this Agreement may be terminated by the parties only pursuant to Section 12.01(b)(i).

            (b) CERTAIN CONDITIONS TO THE OBLIGATIONS OF THE COMPANY, THE STOCKHOLDERS AND THE OTHER STOCKHOLDERS. The obligations of the Company, the Stockholders and the Other Stockholders with respect to the actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of all the conditions set forth in Sections 7.02(a) and 7.03. The obligations of the Stockholders with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of the following conditions: (i) each of the Stockholders' Agreement and the Timmons Employment Agreement then shall be in full force and effect; and (ii) all the conditions set forth in Section 7.02(b) and 7.03.

            (c) CERTAIN CONDITIONS TO THE OBLIGATIONS OF ARS AND NEWCO. The obligations of ARS and Newco with respect to actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of the following conditions: (i) the Company shall have delivered to ARS copies of the articles of incorporation, each as amended to the date of the Closing and certified by the Secretary of State of the State of South Carolina as of a Current Date, of the Company and each Company Subsidiary; and (ii) all the conditions set forth in Sections 7.02(a) and 7.04(a).

            (d) The obligations of ARS and Newco with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of the following conditions: (i) the Timmons Employment Agreement then shall be in full force and effect; and (ii) all the conditions set forth in Sections 7.02(b) and 7.04(b).

            (e) The text of Article VII of the Uniform Provisions hereby is incorporated herein by this reference.

                                  ARTICLE VIII

                     COVENANTS FOLLOWING THE EFFECTIVE TIME

            Section 8.01. OF EACH PARTY OTHER THAN THE COMPANY. From and after the Effective Time, subject to the waiver provisions of Section 11.05, each party hereto (other than the Company) will comply with each covenant for which provision is made in Article VIII of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that party.

                                   ARTICLE IX

                                 INDEMNIFICATION

            Section 9.01. INDEMNIFICATION RIGHTS AND OBLIGATIONS. The text of
Article IX of the Uniform Provisions hereby is incorporated herein by this reference. For purposes of Section 9.07(a), the Pro Rata Shares of the Transaction Value are 60% and 40%, respectively, for Gorden H. Timmons and Gorden H. Timmons, as Trustee under Gorden H. Timmons Retained Annuity Trust. For purposes of Section 9.07(b), the Transaction Value is 82.2943% of the amount determined as the Transaction Value for other purposes hereof.

                                    ARTICLE X

                           LIMITATIONS ON COMPETITION

            Section 10.01. PROHIBITED ACTIVITIES. Each Stockholder agrees, severally and not jointly with any other Person, that he will not, during the period beginning on the date hereof and ending on the third anniversary of the date hereof, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

            (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, or as a sales representative or distributor of any kind, in any business selling any products or providing any services in competition with the Company, any Company Subsidiary or ARS or any Subsidiary of ARS (ARS and its Subsidiaries collectively being "ARS" for purposes of this Article X) within a radius of 100 miles of each location in which any of the Company or the Company Subsidiaries was engaged in business on the date hereof or immediately prior to the Effective Time (those locations collectively being the "Territory");

            (b) call on any natural person who is at that time employed by the Company, any Company Subsidiary or ARS in any managerial capacity with the purpose or intent of attracting that person from the employ of the Company, any Company Subsidiary or ARS, provided that the Stockholder may call on and hire any of his Immediate Family Members;

            (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Company, any Company Subsidiary or ARS within the Territory, (i) for the purpose of soliciting or selling any product or service in competition with the Company, any Company Subsidiary or ARS within the Territory and (ii) with the knowledge of that customer relationship; or

            (d) call on any ARS Acquisition Candidate, with the knowledge of that Person's status as an ARS Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than ARS.

Notwithstanding the foregoing, any Stockholder may own and hold as a passive investment up to 1% of the outstanding Capital Stock of a competing Entity if that class of Capital Stock is listed on the New York Stock Exchange or included in the Nasdaq National Market. For purposes hereof and the respective tax reporting positions of the parties hereto, each party hereto agrees that the percentage of the cash portion of the Merger Consideration to be received by each Stockholder pursuant to Section 2.04 which equals 1% of that Stockholder's Pro Rata Share of the Transaction Value will represent, and be received as, consideration for that Stockholder's agreement to observe the covenants in this
Section 10.01.

            Section 10.02. DAMAGES. Because of the difficulty of measuring economic losses to ARS as a result of any breach by a Stockholder of his covenants in Section 10.01, and because of the immediate and irreparable damage that could be caused to ARS for which it would have no other adequate remedy, each Stockholder agrees that ARS may enforce the provisions of Section 10.01 by injunctions and restraining orders against that Stockholder if he breaches any of those provisions.

            Section 10.03. REASONABLE RESTRAINT. The parties hereto each agree that Sections 10.01 and 10.02 impose a reasonable restraint on the Stockholders in light of the activities and business of ARS on the date hereof, the current business plans of ARS and the investment by each Stockholder in ARS as a result of the Merger.

            Section 10.04. SEVERABILITY; REFORMATION. The covenants in this
Article X are severable and separate, and the unenforceability of any specific covenant in this Article X is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in Section 10.01 are unreasonable as applied to any Stockholder, the parties hereto, including that Stockholder, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Stockholder and any other Stockholder similarly situated.

            Section 10.05. INDEPENDENT COVENANT. All the covenants in this
Article X are intended by each party hereto to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against ARS, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by ARS of any covenant in this Article X. It is specifically agreed that the period specified in Section 10.01 shall be computed in the case of each Stockholder by excluding from that computation any time during which that Stockholder is in violation of any provision of Section 10.01. The covenants contained in this Article X shall not be affected by any breach of any other provision hereof by any party hereto.

            Section 10.06. MATERIALITY. The Company and each Stockholder, severally and not jointly with any other Person, hereby agree that this Article X is a material and substantial part of the transactions contemplated hereby.

                                  ARTICLE XI

                              GENERAL PROVISIONS

            Section 11.01. TREATMENT OF CONFIDENTIAL INFORMATION. Each party hereto will comply with each covenant for which provision is made in Section
11.01 of the Uniform Provisions (the text of which Section hereby is incorporated herein by this reference) to be performed or observed by that party.

            Section 11.02. RESTRICTIONS ON TRANSFER OF ARS COMMON STOCK. (a) During the two-year period ending on the second anniversary of the IPO Closing Date (the "Restricted Period") (or if the two-year "holding" period for restricted securities under Rule 144 under the Securities Act is reduced by the SEC, the Restricted Period will be correspondingly reduced), no Stockholder voluntarily will, except pursuant to and in accordance with the applicable provisions of the Registration Rights Agreement: (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (A) any shares of ARS Common Stock received by any Stockholder in the Merger or (B) any interest in (including any option to buy or sell) any of those shares of ARS

Common Stock, in whole or in part, and ARS will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of ARS Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of ARS Common Stock acquired pursuant to Section
2.04 (including, for example engaging in put, call, short-sale, straddle or similar market transactions); provided, however, that this Section 11.02 shall not restrict any transfer of ARS Common Stock acquired by a Stockholder pursuant to Section 2.04 to any of that Stockholder's Related Persons who agree in writing to be bound by the provisions of Section 11.01 and this Section 11.02. The certificates evidencing the ARS Common Stock delivered to each Stockholder and Other Stockholder pursuant to Section 2.05 will bear a legend substantially in the form set forth below and containing such other information as ARS may deem necessary or appropriate:

      EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE TWO-YEAR PERIOD ENDING ON __________ [DATE THAT IS THE SECOND ANNIVERSARY OF THE IPO CLOSING DATE] (THE "RESTRICTED PERIOD") (OR IF THE TWO YEAR "HOLDING" PERIOD FOR RESTRICTED SECURITIES UNDER RULE 144 UNDER THE SECURITIES ACT OF 1933 IS REDUCED BY THE SECURITIES AND EXCHANGE COMMISSION, THE RESTRICTED PERIOD WILL BE CORRESPONDINGLY REDUCED). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

            (b) Each Stockholder, severally and not jointly with any other Person, (i) acknowledges that the shares of ARS Common Stock to be delivered to that Stockholder pursuant to Section 2.04 have not been and, except pursuant to the Registration Rights Agreement, if applicable, will not be registered under the Securities Act and therefore may not be resold by that Stockholder without compliance with the Securities Act and (ii) covenants that none of the shares of ARS Common Stock issued to that Stockholder pursuant to Section 2.04 will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of ARS Common Stock issued pursuant to Section 2.04 will bear the following legend in addition to the legend prescribed by Section 11.02(a):

      THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT LAW AND OTHER APPLICABLE SECURITIES LAWS.

In addition, certificates evidencing shares of ARS Common Stock issued pursuant to Section 2.04 to each Stockholder and Other Stockholder will bear any legend required by the securities or blue sky laws of the state in which that Stockholder resides.

            Section 11.03. BROKERS AND AGENTS. The Stockholders jointly and severally represent and warrant to ARS that the Company has not directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify ARS against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

            Section 11.04. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the parties hereto, the successors of ARS, and the heirs and legal representatives of the Stockholders (and, in the case of any trust, the successor trustees of that trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.05(b) or 11.14, in Article IX or as otherwise provided expressly herein or therein.

            Section 11.05. ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, Newco and ARS and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement or waiver is in writing and signed by the Required Stockholders, the Company and ARS; provided, however, that no such amendment, modification, supplement or waiver will be effective unless it is signed by each Stockholder affected thereby to the extent that it (a) changes the several nature of that Stockholder's representations and warranties (to the extent they are not already joint and several as provided in Sections 4.01 and 11.03), (b) reduces the amount, or changes the components, of the Merger Consideration that Stockholder is entitled to receive pursuant to Section 2.04, as adjusted pursuant to Section 2.05(f), (c) waives the consummation of the IPO as a condition to consummation of the Merger or (d) amends or waives this sentence. The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

            Section 11.06. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

            Section 11.07. EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) ARS will pay the fees, expenses and disbursements of ARS and Newco and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by ARS and Newco under this Agreement, including the costs of preparing the Registration Statement, (b) the Stockholders and Other Stockholders will pay from personal funds, and not from funds of the Company or any Company Subsidiary, all sales, use, transfer and other similar taxes and fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated hereby and (c) the Company will pay the fees, expenses and disbursements of Counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date (which fees, expenses and disbursements will, to the extent accrued through the IPO Closing Date but then unpaid, be recorded as a liability of the Company for the purpose of determining its Closing Date Working Capital and resulting Positive Working Capital Adjustment or Negative Working Capital Adjustment, as the case may be); provided, however, if the Company or the Required Stockholders terminate this Agreement otherwise than as permitted by Article XII, the Company will, no later than 10 Houston, Texas business days after ARS makes a written request therefor, reimburse ARS in the amount equal to the aggregate fees, costs and other expenses invoiced to ARS by Arthur Andersen LLP in connection with its audit of the Company's financial statements at December 31, 1995 and for the 12-month period then ended. The Stockholders will, and will cause the Other Stockholders to, file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company or ARS or the Surviving Corporation, will pay all Taxes due upon receipt of the consideration payable to that Stockholder pursuant to Article II.

            Section 11.08. NOTICES. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third Houston, Texas business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

            (i)   if to ARS or Newco, addressed to it at:

                  American Residential Services, Inc.
                  5850 San Felipe
                  Suite 500
                  Houston, Texas  77057
                  Attn.:  C. Clifford Wright, Jr.
                          Chief Executive Officer
      with copies (which shall not constitute notice for purposes of this Agreement) to:

                  Baker & Botts, L.L.P.
                  One Shell Plaza
                  Houston, Texas  77002-4995
                  Attn:  James L. Leader, Esq.;

            (ii) if to the Stockholders, addressed to them at their addresses set forth in Schedule 2.04; and

            (iii) if to the Company, addressed to it at:

                  Atlas Services, Inc.
                  3548 Oscar Johnson Drive
                  Charleston, South Carolina  29405
                  Attn:  Gorden H. Timmons
                  and marked "Personal and Confidential"

      with copies (which shall not constitute notice for purposes of this Agreement) to:

                  Evans, Carter, Kunes & Bennett, P.A.
                  151 Meeting Street, Suite 415
                  Charleston, South Carolina  29402-0369
                  Attn: George C. Evans, Esq.

            SECTION 11.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF; PROVIDED, HOWEVER, THAT ARTICLE X AND THE RIGHTS AND OBLIGATIONS THEREUNDER OF THE PARTIES THERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF SOUTH CAROLINA WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

            Section 11.10. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

            Section 11.11. TIME. Time is of the essence in the performance of this Agreement in all respects.

            Section 11.12. REFORMATION AND SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

            Section 11.13. REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

            Section 11.14. RESPECTING THE IPO. Each of the Company and the Stockholders acknowledges and agrees that: (a) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or occur at all; (b) neither ARS or any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholders or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that ARS will use its reasonable best efforts to cause the Registration Statement to become effective prior to December 31, 1996) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (c) the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to ARS or the IPO. The Underwriter shall have no obligation to any of the Company and the Stockholders or the Other Stockholders with respect to any disclosure contained in the Registration Statement.

                                  ARTICLE XII

                                  TERMINATION

            Section 12.01. TERMINATION OF THIS AGREEMENT. (a) This Agreement may be terminated at any time prior to the Closing solely:

            (i)   by the mutual written consent of ARS and the Company;

            (ii) by the Stockholders or the Company, on the one hand, or by ARS, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1996, unless the failure of such transactions to be consummated results from the willful failure of the party (or in the case of the Stockholders and the Company, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by it prior to or at the Closing or thereafter on the IPO Closing Date;

            (iii) by the Stockholders or the Company, on the one hand, or by ARS, on the other hand, if a material breach or default shall be made by the other party (or in the case of the Stockholders and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

            (iv) by ARS if it is entitled to do so as provided in Section 6.08;

            (b) This Agreement may be terminated after the Closing solely:

            (i) by ARS or the Company if the Underwriting Agreement is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

            (ii) automatically and without action on the part of any party hereto if the IPO is not consummated within 15 New York City business days after the date of the Closing.

            (c) If this Agreement is terminated pursuant to this Section 12.01, the Merger will be deemed for all purposes to have been abandoned and of no force or effect. If this Agreement is terminated pursuant to this Section 12.01 after the Certificate of Merger has been filed with the Secretary of State of the State of South Carolina, but before the IPO has been consummated, ARS will take all actions that Counsel for the Company and the Stockholders advises ARS are required by the applicable laws of the State of South Carolina in order to rescind the Merger.

            Section 12.02. LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 12.01, there shall be no liability or obligation on the part of any party hereto except (a) as provided in Section
11.07 and (b) to the extent that such liability is based on the breach by that party of any of its representations, warranties or covenants set forth in this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    AMERICAN RESIDENTIAL SERVICES, INC.


                                    By:
                                          C. Clifford Wright, Jr.
                                          Chief Executive Officer and President


                                    ARS ATLAS INC.


                                    By:
                                          C. Clifford Wright, Jr.
                                          Chief Executive Officer and President


                                    ATLAS SERVICES, INC.


                                    By:
                                          Gorden H. Timmons
                                          President

                                    STOCKHOLDERS:


                                          Gorden H. Timmons


                                          Gorden H. Timmons as Trustee
                                          under Gorden H. Timmons
                                          Retained Annuity Trust

                                    OTHER STOCKHOLDERS:

                                                *
                                        William Quick

                                                *
                                        Mark Strong

                                                *
                                        George Walker

                                                *
                                        John Lee

                                                *
                                        David Bowey

                                                *
                                        Jeff Long

                                                *
                                        Wyatt Hammack

                                                *
                                        Amanda Fogarty

                                                *
                                        Amy Timmons Mahoney

                                                *
                                        Melanie Berg

                                                *
                                        Marc Fogarty

                                                *
                                        Robert Childers

                                                *
                                        Elton Starling


                                                *
                                        Scott Stepp


                                                *
                                        Timothy Jay Browder


                                                *
                                        Victor Musmanno


                                                *
                                        William Strickland


                                                *
                                        Al Lewis


                                                *
                                        Ron Washington


*By: ________________________
       Gorden H. Timmons
       Attorney-in-Fact

                                   ADDENDUM 1

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS Atlas Inc.,
                              Atlas Services, Inc.
                                       and
              the Stockholders and Other Stockholders named therein


            A. Words and terms used in this Addendum which are defined in the captioned Agreement to which this is an Addendum are used herein as therein defined.

            B.    The Founding Companies are:

            Atlas Services, Inc.
            Bullseye Air Conditioning, Inc.
            Climatic Corporation of Vero Beach
            DIAL ONE Meridian and Hoosier, Inc.
            Enterprises Holding Company
            Florida Heating and Air Conditioning, Inc.
            Florida Heating and Air Conditioning Service, Inc.
            Florida Heating and Air Duct, Inc.
            General Heating Engineering Company, Inc.

                                  SCHEDULE 2.03

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS Atlas Inc.,
                              Atlas Services, Inc.
                                       and
              the Stockholders and Other Stockholders named therein


            A. Words and terms used in this Schedule which are defined in the captioned agreement to which this Schedule is attached as Schedule 2.03 are used herein as defined therein.

            B. The directors of the Surviving Corporation immediately after the Effective Time are as follows: Howard S. Hoover, Jr., William P. McCaughey and
C. Clifford Wright, Jr.

            C. The officers of the Surviving Corporation immediately following the Effective Time are as follows:

President ...........................................       Gorden H. Timmons
Vice President and Assistant Secretary ..............       William P. McCaughey
Vice President and Secretary ........................       John D. Held

                                  SCHEDULE 2.04

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS Atlas Inc.,
                              Atlas Services, Inc.
                                       and
              the Stockholders and Other Stockholders named therein


                A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.04 are used herein as defined therein.

            B. The name and address of each Stockholder and Other Stockholder are as follows:

--------------------------------------------------------------------------------
Stockholders                              ADDRESS
--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
Gorden H. Timmons.......................  Charleston, SC 29405

--------------------------------------------------------------------------------
Gorden H. Timmons as Trustee              c/o Atlas Services, Inc.
under Gorden H. Timmons Retained          3548 Oscar Johnson Drive
Annuity Trust   ........................  Charleston, SC 29405

--------------------------------------------------------------------------------
OTHER STOCKHOLDERS:
--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
William R. Quick........................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
George M. Walker........................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
Wyatt Hammack...........................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
Mark W. Strong..........................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
Amy Timmons Mahoney.....................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
Melanie Berg Dehaver....................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
Marc. T. Fogarty........................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
Jeffrey Long............................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
Elton A. Starling.......................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
Scott Stepp.............................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
Victor Musmanno.........................  Charleston, SC 29405

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
William Strickland......................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
John Lee................................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
David Bowey ............................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
Amanda Fogarty .........................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
Robert Childers ........................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
Timothy Jay Browder ....................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
Al Lewis ...............................  Charleston, SC 29405

--------------------------------------------------------------------------------
                                          c/o Atlas Services, Inc.
                                          3548 Oscar Johnson Drive
Ron Washington .........................  Charleston, SC 29405

--------------------------------------------------------------------------------

                C. SUBJECT TO INCREASE OR REDUCTION BY THE APPLICATION OF THE POSITIVE WORKING CAPITAL ADJUSTMENT OR THE NEGATIVE WORKING CAPITAL ADJUSTMENT, AS THE CASE MAY BE, THE AGGREGATE MERGER CONSIDERATION WILL BE COMPRISED OF (1) $5,000,000 IN CASH AND (2) SUCH NUMBER OF WHOLE AND FRACTIONAL SHARES OF ARS COMMON STOCK AS SHALL EQUAL THE QUOTIENT OF (A) $21,000,000 DIVIDED

BY (B) THE IPO PRICE, AND THE STOCKHOLDERS AND THE OTHER STOCKHOLDERS WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION PURSUANT TO SECTION 2.04 AS
FOLLOWS:

                               Shares of
                              Pre-Merger                         Share of
                                Company                     Merger Consideration
                                Common       Pro Rata       --------------------
                              Stock Owned     Share         Cash          Stock
                              -----------    --------      --------     --------
STOCKHOLDERS:
Gorden H. Timmons...........    12,000        49.3766%     80.0000%     39.8068%
Gorden H. Timmons as
  Trustee under Gorden H.
  Timmons Retained
  Annuity Trust.............     8,000        32.9177      19.6276      37.0709
OTHER STOCKHOLDERS:
------------------

  William R. Quick..........       702         2.8885           -        3.7911
  George M. Walker..........       838         3.4481           -        4.5257
  Wyatt Hammack.............       992         4.0818           -        5.3574
  Mark W. Strong............       202         0.8311           -        1.0972
  Amy Timmons Mahoney.......       243         0.9998           -        1.3123
  Melanie Berg DeHaven .....        30         0.1234           -        0.1620
  Marc T. Fogarty...........        18         0.0741           -        0.0972
  Jeffrey Long..............       441         1.8145           -        2.3817
  Elton A. Starling.........        54         0.2221           -        0.2916
  Scott Stepp...............        23         0.0946           -        0.1242
  Victor Musmanno...........        19         0.0781           -        0.1026
  William Strickland........        14         0.0576           -        0.0756
  John Lee .................       198         0.8147       0.3421       0.9624
  David Bowey ..............        30         0.1234           -        0.1620
  Amanda Fogarty ...........       344         1.4155           -        1.8578
  Robert Childers ..........        59         0.2428           -        0.3186
  Timothy Jay Browder ......         6         0.2477           -        0.0324
  Al Lewis .................        83         0.3415           -        0.4482
  Ron Washington ...........         7         0.0288       0.0302       0.0283
                             ------------   ---------     --------     --------

                                24,303       100.00%      100.00%      100.00%
                                ======       ======       ======       ======

                                  SCHEDULE 3.01

                                     TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION
                            DATED AS OF JUNE 13, 1996
                                  BY AND AMONG
                      AMERICAN RESIDENTIAL SERVICES, INC.,
                                 ARS ATLAS INC.,
                              ATLAS SERVICES, INC.
                                       AND
              THE STOCKHOLDERS AND OTHER STOCKHOLDERS NAMED THEREIN

            A. WORDS AND TERMS USED IN THIS SCHEDULE WHICH ARE DEFINED IN THE CAPTIONED AGREEMENT TO WHICH THIS SCHEDULE IS ATTACHED AS SCHEDULE 3.01 ARE USED HEREIN AS THEREIN DEFINED.

            B. EACH STOCKHOLDER IS AN "ACCREDITED INVESTOR" AS DEFINED IN SECURITIES ACT RULE 501(A).

            C. NONE OF THE OTHER INVESTORS IS AN "ACCREDITED INVESTOR" AS DEFINED IN SECURITIES ACT RULE 501(A), BUT IS REPRESENTED BY GLENN D. GIBBONS, CPA, 1417 REMOUNT ROAD, NORTH CHARLESTON, SOUTH CAROLINA 29406-3306, WHO IS ACTING AS HIS OR HER PURCHASER REPRESENTATIVE.

                                  SCHEDULE 3.02

                                     TO THE

                      AGREEMENT AND PLAN OF REORGANIZATION
                            DATED AS OF JUNE 13, 1996
                                  BY AND AMONG
                      AMERICAN RESIDENTIAL SERVICES, INC.,
                                 ARS ATLAS INC.,
                              ATLAS SERVICES, INC.
                                       AND
                          THE STOCKHOLDER NAMED THEREIN

      A. WORDS AND TERMS USED IN THIS SCHEDULE WHICH ARE DEFINED IN THE CAPTIONED AGREEMENT TO WHICH THIS SCHEDULE IS ATTACHED AS SCHEDULE 3.02 ARE USED HEREIN AS DEFINED THEREIN.

      B. THE RECORD AND BENEFICIAL OWNERS OF THE COMPANY CAPITAL STOCK AND ALL LIENS ON SUCH STOCK ARE AS FOLLOWS:


         OWNER                SHARES              LIENS

See Paragraph (C) of Schedule 2.04                 None

                                  SCHEDULE 3.07

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS Atlas Inc.,
                              Atlas Services, Inc.
                                       and
                          the Stockholder named therein

      A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.07 are used herein as defined therein.

      B. The Stockholder is, alone or with one or more other Persons, the controlling Affiliate of the following Entities, businesses or trades (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that (a) are engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged or (b) are, or have within the three-year period ending on the date of this Agreement, engaged in any transaction with the Company or any Company Subsidiary, except for transactions in the ordinary course of business of the Company or that Company Subsidiary:

                                       None

                                  SCHEDULE 4.11

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS Atlas Inc.,
                              Atlas Services, Inc.
                                       and
              the Stockholders and Other Stockholders named therein

            A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.11 are used herein as defined therein.

            B. The following Related Party Agreements will be permitted to continue in effect past the date of the Closing in accordance with their respective terms, provided that (i) each of those agreements shall contain, or shall be amended to contain, a provision to the effect that the rentals payable by or to the Company thereunder always shall be no higher, and may be lower, than fair market rentals as determined from time to time by an independent appraiser selected by ARS:

            (1) Lease dated as of May 11, 1995 between Blueberry Hill Limited Liability Company ("Blueberry") and the Company.

            (2) Lease dated as of December 15, 1995 between Blueberry and the Company.

            (3) Lease dated as of November 9, 1995 between GTM Partnership and Golden Triangle Mechanical, Inc., a wholly owned Subsidiary of the Company.

            (4) Leasing agent agreement between Coastline Realty, Inc. and the Company.

                                  SCHEDULE 6.04

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS Atlas Inc.,
                              Atlas Services, Inc.
                                       and
                          the Stockholder named therein

      A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.04 are used herein as defined therein.

      B. The Company and the Company Subsidiaries may make the following Restricted Payments prior to the Effective Time:

                                      None

                                  SCHEDULE 6.12

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS Atlas Inc.,
                              Atlas Services, Inc.
                                       and
                          the Stockholder named therein

      A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.12 are used herein as defined therein.

      B. The Company will make all arrangements and take all such actions as are necessary and satisfactory to ARS to dispose, prior to the Effective Time, of the following assets:

            1.   Ford Windstar

            2.   Cadillac STS

            3.   Chevrolet Tahoe

            4.   Cessna 421 airplane

                                  SCHEDULE 8.05

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                                 ARS Atlas Inc.,
                              Atlas Services, Inc.
                                       and
                          the Stockholder named therein

      A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 8.05 are used herein as defined therein.

      B. At or within 60 days following the Effective Time, ARS will cause the following Stockholder Guaranties to be terminated:

            1.    All guarantees relating to vehicle loans.

            2.    All guarantees relating to line of credit with NBSC.

            3.    All guarantees relating to mortgages on Atlas real property
                  BBET.

            4.    Guaranty for CDC floor plan financing.

            5.    Guarantees for other Atlas suppliers.

                                                            Atlas Services, Inc.
                                                                         Annex 1

                       AMERICAN RESIDENTIAL SERVICES, INC.

                               UNIFORM PROVISIONS
                                     FOR THE
                                   ACQUISITION
                                       OF
                               FOUNDING COMPANIES

               WORDS AND TERMS USED IN THESE UNIFORM PROVISIONS WHICH ARE DEFINED IN THE AGREEMENT AND PLAN OF REORGANIZATION AMONG AMERICAN RESIDENTIAL SERVICES, INC., ARS ATLAS INC., ATLAS SERVICES, INC. AND THE STOCKHOLDERS AND OTHER STOCKHOLDERS NAMED THEREIN (CALLED THEREIN AND HEREIN "THIS AGREEMENT") TO WHICH THESE UNIFORM PROVISIONS ARE ATTACHED AS ANNEX 1 ARE USED HEREIN AS DEFINED THEREIN.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I      ADDITIONAL DEFINITIONS........................................-1-
        Section 1.02.  Additional Defined Terms..............................-1-
        Section 1.03.  Other Definitional Provisions........................-14-
        Section 1.04  Captions..............................................-15-

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER...........-16-
        Section 3.02.  Ownership and Status of Company Capital Stock........-16-
        Section 3.03.  Power of the Stockholder; Approval of the Merger.....-16-
        Section 3.04.  No Conflicts or Litigation...........................-16-
        Section 3.05.  No Brokers...........................................-17-
        Section 3.06.  Preemptive and Other Rights; Waiver..................-17-
        Section 3.07.  Control of Related Businesses........................-17-

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE COMPANY
               AND THE STOCKHOLDERS.........................................-18-
        Section 4.02.  Qualification........................................-18-
        Section 4.03.  Authorization; Enforceability; Absence of Conflicts;
                         Required Consents..................................-18-
        Section 4.04.  Charter Documents and Records; No Violation..........-19-
        Section 4.05.  No Defaults. ........................................-19-
        Section 4.06.  Company Subsidiaries.................................-19-
        Section 4.07.  Capital Stock of the Company and the Company
                         Subsidiaries.......................................-20-
        Section 4.08.  Transactions in Capital Stock........................-20-
        Section 4.09.  No Bonus Shares......................................-20-
        Section 4.10.  Predecessor Status; etc..............................-20-
        Section 4.11.  Related Party Agreements.............................-21-
        Section 4.12.  Litigation...........................................-21-
        Section 4.13.  Financial Statements; Disclosure.....................-21-
        Section 4.14.  Compliance With Laws.................................-22-
        Section 4.15.  Certain Environmental Matters........................-23-
        Section 4.16.  Liabilities and Obligations..........................-23-
        Section 4.17.  Receivables..........................................-24-
        Section 4.18.  Owned and Leased Real Properties.....................-24-
        Section 4.19.  Owned and Leased Property, Plant and Equipment.......-25-
        Section 4.20.  Proprietary Rights...................................-25-
        Section 4.21.  Title to Other Properties............................-25-
        Section 4.22.  Commitments..........................................-26-
        Section 4.23.  Capital Expenditures.................................-27-
        Section 4.24.  Inventories..........................................-27-
        Section 4.25.  Insurance............................................-28-

        Section 4.26.  Employee Matters.....................................-28-
        Section 4.27.  Compliance With ERISA, etc...........................-31-
        Section 4.28.  Taxes................................................-33-
        Section 4.29.  Government Contracts.................................-34-
        Section 4.30.  Absence of Changes...................................-34-
        Section 4.31.  Bank Relations; Powers of Attorney...................-36-
        Section 4.32.  Relations With Governments, etc......................-36-

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF ARS AND NEWCO..............-37-
        Section 5.02.  Organization; Power..................................-37-
        Section 5.03.  Authorization; Enforceability; Absence of Conflicts;
                        Required Consents...................................-37-
        Section 5.04.  Charter Documents....................................-38-
        Section 5.05.  Capital Stock of ARS and Newco.......................-38-
        Section 5.06.  Subsidiaries.........................................-39-
        Section 5.07.  Liabilities..........................................-39-
        Section 5.08.  Compliance With Laws; No Litigation..................-39-
        Section 5.09.  No Brokers...........................................-39-

ARTICLE VI     COVENANTS EXTENDING TO THE EFFECTIVE TIME....................-40-
        Section 6.02  Access and Cooperation; Due Diligence.................-40-
        Section 6.03.  Conduct of Business Pending Closing..................-40-
        Section 6.04.  Prohibited Activities................................-41-
        Section 6.05.  No Shop; Release of Directors........................-42-
        Section 6.06.  Notice to Bargaining Agents..........................-43-
        Section 6.07.  Notification of Certain Matters......................-43-
        Section 6.08.  Supplemental Information.............................-44-
        Section 6.09.  Cooperation in Connection With the IPO...............-44-
        Section 6.10.  Additional Financial Statements......................-45-
        Section 6.11.  Termination of Plans.................................-45-
        Section 6.12.  Disposition of Unwanted Assets.......................-45-
        Section 6.13.  HSR Act Matters......................................-45-

ARTICLE VII       THE CLOSING AND CONDITIONS TO CLOSING AND
                  CONSUMMATION..............................................-46-
        Section 7.02.  Conditions to the Obligations of Each Party..........-46-
        Section 7.03.  Conditions to the Obligations of the Company and the
                         Stockholders.......................................-47-
        Section 7.04.  Conditions to the Obligations of ARS and Newco.......-48-

ARTICLE VIII      COVENANTS FOLLOWING THE EFFECTIVE TIME....................-50-
        Section 8.02.  Disclosure...........................................-50-
        Section 8.03.  Preparation and Filing of Tax Returns................-50-
        Section 8.04.  Directors............................................-50-

        Section 8.05.  Removal of Guaranties................................-50-

ARTICLE IX     INDEMNIFICATION..............................................-51-
        Section 9.02.  Survival of Representations and Warranties...........-51-
        Section 9.03.  Indemnification of ARS Indemnified Parties...........-51-
        Section 9.04.  Indemnification of Stockholder Indemnified Parties...-52-
        Section 9.05.  Conditions of Indemnification........................-53-
        Section 9.06.  Remedies Not Exclusive...............................-55-
        Section 9.07.  Limitations on Indemnification.......................-55-

ARTICLE XI     GENERAL PROVISIONS...........................................-56-
        Section 11.01.  Treatment of Confidential Information...............-56-

                             THE UNIFORM PROVISIONS

                                    ARTICLE I

                             ADDITIONAL DEFINITIONS

               Section 1.02. ADDITIONAL DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below:

               "ACQUISITION PROPOSAL" has the meaning specified in Section 6.05.

               "AFFILIATE" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of that Person, by contract or otherwise).

               "AIR CONDITIONING AND REFRIGERATION CONTRACTING" means the design, installation, construction, maintenance, service, repair, alteration or modification of any appliance, equipment or other product used in environmental air conditioning or filtering, commercial refrigeration or process cooling or heating systems.

               "ARS COMMON STOCK" means the common stock, par value $.001 per share, of ARS.

               "ARS INDEMNIFIED PARTY" means ARS and its Affiliates and each of their respective officers, directors, employees, agents and counsel; provided, however, that no Person who indemnifies ARS Indemnified Parties in this Agreement in his capacity as a Stockholder will be an ARS Indemnified Party for purposes of this Agreement, notwithstanding that the Person is an ARS Indemnified Party for purposes of one or more of the Other Agreements.

               "ARS INDEMNIFIED LOSS" has the meaning specified in Section 9.03.

               "CAPITAL LEASE" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease under GAAP as in effect on the date of this Agreement.

               "CAPITAL STOCK" means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and (b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

               "CASH COMPENSATION" means, as applied to any employee, nonemployee director or officer of, or any natural person who performs consulting or other independent contractor services for, the Company or any Company Subsidiary, the wages, salaries, bonuses (discretionary and formula), fees and other cash compensation paid or payable by the Company and each Company Subsidiary to that employee or other natural person.

               "CERCLA" means the Comprehensive Environmental Response, Conservation, and Liability Act of 1980.

               "CERTIFICATE OF MERGER" means: (a) if the Surviving Corporation is a Delaware corporation, the certificate of merger respecting the Merger which contains the information required by the DGCL to effect the Merger; and (b) if the Company's Organization State is not Delaware, the articles or certificate of merger respecting the Merger which contains the information required by the laws of the Company's Organization State to effect the Merger.

               "CHARTER DOCUMENTS" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of that Entity, (b) the bylaws or limited liability company agreement or regulations (or the equivalent governing documents) of that Entity and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that Entity's Capital Stock or of any rights in respect of that Entity's Capital Stock.

               "CLAIM NOTICE" has the meaning specified in Section 9.05.

               "CLOSING" has the meaning specified in Section 7.01.

               "CODE" means the Internal Revenue Code of 1986, as amended.

               "COMPANY COMMITMENT" has the meaning specified in Section 4.22.

               "COMPANY ERISA BENEFIT PLAN" has the meaning specified in Section 4.26.

               "COMPANY ERISA PENSION PLAN" has the meaning specified in Section 4.26.

               "COMPANY SUBSIDIARY" means at any time any Entity that is a Subsidiary of the Company at that time.

               "CONFIDENTIAL INFORMATION" means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any

        Governmental Authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

               "CURRENT BALANCE SHEET" has the meaning specified in Section
        1.01.

               "CURRENT BALANCE SHEET DATE" has the meaning specified in Section 1.01.

               "CURRENT DATE" means any day during the 20-day period ending on the date of the Closing.

               "DAMAGE" to any specified Person means any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable fees and actual disbursements by attorneys, consultants, experts or other Representatives and Litigation costs) to, any fine of or penalty on or any liability (including loss of earnings or profits) of any other nature of that Person.

               "DAMAGE CLAIM" means, as asserted (a) against any specified Person, any claim, demand or Litigation made or pending against that Person for Damages to any other Person, or (b) by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

               "DGCL" means the General Corporation Law of the State of Delaware.

               "DERIVATIVE SECURITIES" of a specified Entity means any Capital Stock or debt security or other Indebtedness of the specified Entity or any other Person which is convertible into or exchangeable for, or any option, warrant or other right to acquire, (a) any unissued Capital Stock of the specified Entity or (b) any Capital Stock of the specified Entity which has been issued and is being held by the Entity directly or indirectly as treasury Capital Stock.

               "EFFECTIVE TIME" has the meaning specified in Section 2.02.

               "ELECTION PERIOD" has the meaning specified in Section 9.05.

               "EMPLOYEE POLICIES AND PROCEDURES" means at any time all employee manuals and all material policies, procedures and work-related rules that apply at that time to any employee, nonemployee director or officer of, or any other natural person performing consulting or other independent contractor services for, the Company or any Company Subsidiary.

               "EMPLOYMENT AGREEMENT" means at any time any (a) agreement to which the Company or any Company Subsidiary is a party which then relates to the direct or indirect employment or engagement, or arises from the past employment or engagement, of any natural person by the Company or any Company Subsidiary, whether as an employee, a nonemployee officer or director, a consultant or other independent contractor, a sales representative or a distributor of any kind, including any employee leasing or service agreement and any noncompetition agreement, and (b) agreement between the Company or any Company Subsidiary and any Person which arises from the sale of a business by that Person to the Company or any Company Subsidiary and limits that Person's competition with the Company or any Company Subsidiary.

               "ENTITY" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

               "ENVIRONMENTAL LAWS" means any and all Governmental Requirements relating to the environment or worker health or safety, including ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Solid Wastes, Hazardous Wastes or Hazardous Substances) or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls, chlorofluorocarbons (including chlorofluorocarbon-12) or hydrochlorofluoro- carbons).

               "ERISA" means the Employee Retirement Income Security Act of
        1974.

               "ERISA AFFILIATE" means, with respect to any specified Person at any time, any other Person, including an Affiliate of the specified Person, that is, or at any time within six years of that time was, a member of any ERISA Group of which the specified Person is or was a member at the same time.

               "ERISA AFFILIATE PENSION PLAN" has the meaning specified in
        Section 4.26.

               "ERISA EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA and includes any ERISA Pension Benefit Plan.

               "ERISA GROUP" means any "group of organizations" within the meaning of Section 414(b), (c), (m) or (o) of the Code or any "controlled group" as defined in Section 4001(a)(14) of ERISA.

               "ERISA PENSION BENEFIT PLAN" means any "employee pension benefit plan," as defined in Section 3(2) of ERISA, including any plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code (excluding any Multiemployer Plan).

               "EXCHANGE ACT" means the Securities Exchange Act of 1934.

               "FINAL PROSPECTUS" means the prospectus included in the Registration Statement at the time it becomes effective, except that if the prospectus first furnished to the Underwriter after the Registration Statement becomes effective for use in connection with the IPO differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not that prospectus so furnished is required to be filed with the SEC pursuant to Securities Act Rule 424(b)), the prospectus so furnished is the "Final Prospectus."

               "FINANCIAL STATEMENTS" means the Initial Financial Statements and the other financial statements of the Company and the Company Subsidiaries, if any, delivered to ARS pursuant to Section 6.10 prior to the Effective Time.

               "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time which (i) have been concurred in by Arthur Andersen LLP and (ii) have been or are applied on a basis consistent (except for changes concurred in by Arthur Andersen LLP) with the most recent audited Financial Statements delivered to ARS prior to the Effective Time.

               "GENERAL RELEASE" means the general release of the Company and the Company Subsidiaries to be executed at or before and delivered to ARS and the Company at the Closing, effective as of the Effective Time, by each Stockholder in the form of Exhibit 1.02-A with the blanks appropriately filled.

               "GOVERNMENTAL APPROVAL" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

               "GOVERNMENTAL AUTHORITY" means (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

               "GOVERNMENTAL REQUIREMENT" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

               "GUARANTY" means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) that obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of that obligation of its payment or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

               "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

               "IMMEDIATE FAMILY MEMBER" of a Stockholder means at any time: (a) if that Stockholder is a natural person, any child or grandchild (by blood or legal adoption) or spouse of that Stockholder at that time, or any child of that spouse; and (b) if that Stockholder is an Entity whose ultimate beneficial owner is a natural person, or a natural person and his spouse, any child or grandchild (by blood or legal adoption) or spouse at that time (if not then an ultimate beneficial owner of that Entity), or any child of that spouse, of the ultimate beneficial owner or owners.

               "INDEBTEDNESS" of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) in respect of Capital Leases or (iv) in respect of Interest Rate Protection Agreements, (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise become liable for the payment thereof or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed or acquired a liability by means of a Guaranty.

               "INDEMNITY NOTICE" has the meaning specified in Section 9.05.

               "INDEMNIFIED PARTY" has the meaning specified in Section 9.05.

               "INDEMNIFYING PARTY" has the meaning specified in Section 9.05.

               "INFORMATION" means written information, including (a) data, certificates, reports and statements (excluding Financial Statements) and (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs or practices or of unwritten amendments or modifications of, supplements to or waivers under any of the foregoing documents.

               "IPO" means the first time after May 1, 1996 a registration statement filed under the Securities Act and respecting a primary offering by ARS of shares of ARS Common Stock (other than a registration statement respecting shares being offered pursuant to a Company ERISA Benefit Plan or any Other Compensation Plan) is declared effective under the Securities Act and the shares registered by that registration statement are issued and sold by ARS (otherwise than pursuant to the exercise by the Underwriter of any over-allotment option).

               "IPO CLOSING DATE" means the date on which ARS first receives payment for the shares of ARS Common Stock it sells to the Underwriter in the IPO.

               "IPO PRICE" means the price per share of ARS Common Stock which is set forth as the "price to public" on the cover page of the Final Prospectus.

               "IPO PRICING DATE" means the date, if any, on which ARS and the Underwriter agree in the Underwriting Agreement to the price per share of Common Stock at which the Underwriter, subject to the terms and conditions of the Underwriting Agreement, will purchase newly issued shares of ARS Common Stock from ARS on the IPO Closing Date.

               "INTEREST RATE PROTECTION AGREEMENT" means, for any Person, an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest rate risks of that Person either generally or under specific contingencies between that Person and any other Person.

               "IRS" means the Internal Revenue Service.

               "LIEN" means, with respect to any property or asset of any Person (or any revenues, income or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any "adverse claim" (as defined in Section 8-302(b) of each applicable Uniform Commercial Code) in the case of any Capital Stock. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to that asset.

               "LITIGATION" means any action, case, proceeding, claim, grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

               "MATERIAL" means, as applied to any Entity, material to the business, operations, property or assets, liabilities, financial condition or results of operations of that Entity and its Subsidiaries considered as a whole.

               "MATERIAL ADVERSE EFFECT" means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to the Company and the Company Subsidiaries considered as a whole (or after the Effective Time the Surviving Corporation and the Company Subsidiaries considered as a whole), that such fact or circumstance has caused, is causing or will cause, directly, indirectly or consequentially, singly or in the aggregate with other facts and circumstances, any Damages in excess of the Threshold Amount.

               "MATERIAL AGREEMENT" of an Entity means any contract or agreement
        (a) to which that Entity or any of its Subsidiaries is a party, or by which that Entity or any of its Subsidiaries is bound or to which any property or assets of that Entity or any of its Subsidiaries is subject and (b) which is Material to that Entity.

               "MINIMUM CASH AMOUNT" has the meaning specified in Section 7.02.

               "MOODY'S" means Moody's Investors Service, Inc.

               "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
        Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA.

               "NEWCO COMMON STOCK" means the common stock, par value $.001 per share, of Newco.

               "ORGANIZATION STATE" means, as applied to (a) any corporation, its state or other jurisdiction of incorporation, (b) any limited liability company or limited partnership, the state or other jurisdiction under whose laws it is organized and existing in that legal form, and (c) any other Entity, the state or other jurisdiction whose laws govern that Entity's internal affairs.

               "OTHER AGREEMENTS" has the meaning specified in the Preliminary Statement in this Agreement.

               "OTHER COMPENSATION PLAN" means any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company or any Company Subsidiary, or to which the Company or any Company Subsidiary contributes, on behalf of any of its employees, nonemployee directors or officers or other natural persons performing consulting or other independent contractor services for the Company or any Company Subsidiary, (a) including all such arrangements, plans, policies, practices or programs providing for severance pay, deferred compensation, incentive, bonus or performance awards or the actual or phantom ownership of any Capital Stock or Derivative Securities of the Company or any Company Subsidiary, but (b) excluding all Company ERISA Pension Plans and Employment Agreements.

               "OTHER FINANCING SOURCES" has the meaning specified in Section 7.02.

               "OTHER TRANSACTION DOCUMENTS" means the Other Agreements and the other written agreements, documents, instruments and certificates at any time executed pursuant to or in connection with the Other Agreements (other than the Transaction Documents and the Underwriting Agreement), all as amended, modified or supplemented from time to time.

               "PBGC" means the Pension Benefit Guaranty Corporation.

               "PERMITTED INVESTMENTS" means at the time of purchase or other acquisition by the Company or any Company Subsidiary (a) obligations issued or guaranteed by the United States of America with a remaining maturity not exceeding one year, (b) commercial paper with maturities of not more than 270 days and a published rating of not less than A-1 by S&P or P-1 by Moody's and (c) certificates of deposit and bankers' acceptances having maturities of not more than one year of any commercial bank or trust company if (A) that bank or trust company has a combined capital and surplus of at least $500,000,000 and (B) its unsecured long-term debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A- by S&P or A3 by Moody's.

               "PERMITTED LIENS" means, as applied to the property or assets of any Person (or any revenues, income or profits of that Person therefrom): (a) Liens for Taxes if the same are not at the time due and delinquent; (b) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due; (c) Liens incurred in the ordinary course of that Person's business in connection with workmen's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) Liens incurred in the ordinary course of that Person's business in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person's business or existing on property and not materially interfering with the ordinary conduct of that Person's business or the use of that property; (f) defects or irregularities in that Person's title to its real properties which do not materially (i) diminish the value of the surface estate or (ii) interfere with the ordinary conduct of that Person's business or the use of any of such properties; (g) any interest or title of a lessor of assets being leased by any Person pursuant to any Capital Lease disclosed in Section 4.19 of the Disclosure Statement or any lease that, pursuant to GAAP, would be accounted for as an operating lease; and (h) Liens securing purchase money Indebtedness disclosed in Section 4.18 or 4.19 of the Disclosure Statement so long as such Liens do not attach to any property or assets other than the properties or assets purchased with the proceeds of such Indebtedness.

               "PERSON" means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate," any trade or business.

               "PLAN" has the meaning specified in Section 4.27.

               "PLUMBING" means the installation, repair, service or maintenance of any piping, fixtures, appurtenances or appliances in and about buildings where any natural person or persons live, work or assemble for a supply of gas, water or liquids, or any combination thereof, or for the disposal of waste water or sewage.

               "PLUMBING LAWS" means any and all Governmental Requirements related to Plumbing, such as Governmental Requirements relating to the planning, superintending, installation, alteration, repair, service and renovation of any pipeline, fixtures, appurtenances, appliances or drain or waste pipes, and including Governmental Requirements relating to the licensing of natural persons as plumbers of any classification.

               "PRIVATE PLACEMENT MEMORANDUM" means the ARS Private Placement Memorandum dated as of June 13, 1996 relating to the offer of ARS Common Stock in connection with the Merger.

               "PROFESSIONAL CODES" means any and all Governmental Requirements relating to the licensing or other regulation of the business of Air Conditioning and Refrigeration Contracting, the installation, repair or replacement of electrical appliances, equipment and systems, Plumbing or other residential or commercial on-site services, including building, electric and mechanical codes, Plumbing Laws and Governmental Requirements relating to Residential Service Companies.

               "PROHIBITED TRANSACTION" means any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

               "PROPERTY, PLANT AND EQUIPMENT" means at any time any property that then would be included and classified as property, plant and equipment on a consolidated balance sheet prepared in accordance with GAAP of the Company and the Company Subsidiaries.

               "PROPRIETARY RIGHTS" means (a) patents, applications for patents and patent rights, (b) in each case, whether registered, unregistered or under pending registration, trademark rights, trade names, trade name rights, corporate names, business names, trade styles or dress, service marks and logos and other trade designations and copyrights and (c), in the case of the Company or any Company Subsidiary, all agreements relating to the technology, know-how or processes used in any business of the Company or any Company Subsidiary.

               "QUALIFIED PLANS" has the meaning specified in Section 4.27.

               "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement to be executed and delivered at the Closing by ARS and the Stockholders electing to be parties thereto in the form of Exhibit 1.02-B, with the blanks appropriately filled.

               "REGISTRATION STATEMENT" means the registration statement, including (a) each preliminary prospectus included therein prior to the date on which that registration statement is declared effective under the Securities Act (including any prospectus filed with the SEC pursuant to Securities Act Rule 424(b)), (b) the Final Prospectus and (c) any amendments thereof and all supplements and exhibits thereto, filed by ARS with the SEC to register shares of ARS Common Stock under the Securities Act for public offering and sale in the IPO.

               "RETURNS" means the returns, reports or statements (including any information returns) any Governmental Requirement requires to be filed for purposes of any Tax.

               "RELATED PARTY AGREEMENT" means any contract or other agreement, written or oral, (a) to which the Company or any Company Subsidiary is a party or is bound or by which any property of the Company or any Company Subsidiary is bound or may be subject and (b) (i) to which any Stockholder or any of that Stockholder's Related Persons or Affiliates also is a party, (ii) of which any Stockholder or any of that Stockholder's Related Persons or Affiliates is a beneficiary or (iii) as to which any transaction contemplated thereby properly would be characterized (without regard to the amount involved) as a related party transaction for purposes of applying the disclosure requirements of GAAP or the SEC applicable to the Registration Statement.

               "RELATED PERSON" of a Stockholder means: (a) if that Stockholder is a natural person, (i) any Immediate Family Member of that Stockholder, (ii) any Estate of that Stockholder or any Immediate Family Member of that Stockholder, (iii) the trustee of any inter vivos or testamentary trust of which all the beneficiaries are Related Persons of that Stockholder and (iv) any Entity the entire equity interest in which is owned by any one or more of that

        Stockholder and Related Persons of that Stockholder; and (b) if that Stockholder is an Entity, Estate or trust, (i) any Person who owns an equity interest in that Stockholder on the date hereof, (ii) any Person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of that Stockholder or (iii) any other Entity the entire equity interest in which is owned by any one or more of that Stockholder and Related Persons of that Stockholder. As used in this definition, "Estate" means, as to any natural person who has died or been adjudicated mentally incompetent by a court of competent jurisdiction, (i) that person's estate or (ii) the administrator, conservator, executor, guardian or representative of that estate.

               "REPRESENTATIVES" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

               "REPORTABLE EVENT" means, with respect to any Company ERISA Pension Plan, (a) the occurrence of any of the events set forth in
        Section 4043(b) or (c) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4062(e) or 4063(a) of ERISA with respect to that plan, (b) any event requiring the Company or any ERISA Affiliate to provide security to that plan under Section 401(a)(29) of the Code or (c) any failure to make a payment required by Section 412(m) of the Code with respect to that plan.

               "RESIDENTIAL SERVICE COMPANY" means any Person who issues and performs, or arranges to perform, services pursuant to a Residential Service Contract.

               "RESIDENTIAL SERVICE CONTRACT" means any agreement or contract whereby, for a fee, a Person undertakes, for a specified period of time, to maintain, repair or replace all or any part of the structural components, the appliances or the electrical, plumbing, heating, cooling or air-conditioning systems on any residential property.

               "RCRA" means the Resource Conservation and Recovery Act of 1976.

               "RESTRICTED PAYMENT" means, with respect to any Entity at any time, any of the following effected by that Entity: (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Stock of that Entity or any Affiliate of that Entity or (b) any direct or indirect redemption, retirement, purchase or other acquisition for value of, or any direct or indirect purchase, payment or sinking fund or similar deposit for the redemption, retirement, purchase or other acquisition for value of, or to obtain the surrender of, any then outstanding Capital Stock of that Entity or any Affiliate of that Entity or any then outstanding warrants, options or other rights to acquire or subscribe for or purchase unissued or treasury Capital Stock of that Entity or any Affiliate of that Entity.

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES ACT" means the Securities Act of 1933.

               "SOLID WASTES, HAZARDOUS WASTES OR HAZARDOUS SUBSTANCES" have the meanings ascribed to those terms in CERCLA, RCRA or any other Environmental Law applicable to the business or operations of the Company or any Company Subsidiary which imparts a broader meaning to any of those terms than does CERCLA or RCRA.

               "S&P" means Standard and Poor's Rating Group.

               "STOCKHOLDER INDEMNIFIED PARTY" means (a) each Stockholder and each of that Stockholder's Affiliates (other than the Company or, following the Effective Time, the Surviving Corporation or ARS or any of its Subsidiaries, if the Stockholder is an Affiliate of ARS), agents and counsel and (b) prior to the Effective Time, the Company and each of its officers, directors, employees, agents and counsel who are not Stockholder Indemnified Parties within the meaning of clause (a) of this definition.

               "STOCKHOLDER INDEMNIFIED LOSS" has the meaning specified in
        Section 9.04.

               "SUBSIDIARY" of any specified Person at any time, means any entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

               "SUPPLEMENTAL INFORMATION" has the meaning specified in Section 6.08.

               "TAX" or "TAXES" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges or assessments of any nature whatever imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

               "TAXING AUTHORITY" means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

               "TERMINATION EVENT" means, with respect to any Company ERISA Pension Plan, (a) any Reportable Event with respect to that plan which is likely to result in the termination of that plan, (b) the termination of, or the filing of a notice of intent to terminate, that plan or the treatment of any amendment to that plan as a termination under Section 4041(c) of

        ERISA or (c) the institution of proceedings to terminate, or the appointment of a trustee to administer, that plan under Section 4042 of ERISA.

               "THIRD PARTY CLAIM" has the meaning specified in Section 9.05.

               "TRANSACTION DOCUMENT" means this Agreement, the Certificates of Merger, the General Releases, the Registration Rights Agreement and the other written agreements, documents, instruments and certificates executed pursuant to or in connection with this Agreement (other than the Other Transaction Documents and the Underwriting Agreement), including those specified in Article VII to be delivered at or before the Closing, all as amended, modified or supplemented from time to time.

               "UNDERWRITER" means collectively (a) the investment banking firms that prospectively may enter into the Underwriting Agreement and (b) from and after the IPO Pricing Date, the investment banking firms parties to the Underwriting Agreement.

               "UNDERWRITING AGREEMENT" has the meaning specified in Section
        7.02.

               "WELFARE PLAN" means an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

               "WHOLLY OWNED SUBSIDIARY" means any corporation or other Entity all of whose outstanding Capital Stock on a fully diluted basis is owned and controlled, directly or indirectly through another Wholly Owned Subsidiary, by the Company.

               Section 1.03. OTHER DEFINITIONAL PROVISIONS. (a) Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein, including the Code, CERCLA, ERISA, the Exchange Act, RCRA and the Securities Act, shall be deemed references to that Governmental Requirement or any successor Governmental Requirement, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

               (b) When used in this Agreement, the words "herein," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article," "Section," "Annex," "Schedule" and "Exhibit" refer to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

               (c) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

               (d) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding such word, and the words "shall" and "will" are used interchangeably and have the same meaning.

               Section 1.04 CAPTIONS. Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement or any other Transaction Document are included for convenience of reference only, and such captions shall not constitute a part of this Agreement or any other Transaction Document for any other purpose or in any way affect the meaning or construction of any provision of this Agreement or any other Transaction Document.

                                          ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

               Section 3.02. OWNERSHIP AND STATUS OF COMPANY CAPITAL STOCK. The Stockholder is the record and beneficial owner (or, if the Stockholder is a trust or the estate of a deceased natural person, the legal owner) of the number of shares of Company Capital Stock set forth, by each class, and by each series in each class, thereof, opposite the Stockholder's name in Schedule 3.02, free and clear of all Liens, except for the Liens accurately set forth in Schedule 3.02, all of which will be released at or before the Effective Time.

               Section 3.03. POWER OF THE STOCKHOLDER; APPROVAL OF THE MERGER.
(a) The Stockholder has the full power, legal capacity and authority to execute and deliver this Agreement and each other Transaction Document to which the Stockholder is a party and to perform the Stockholder's obligations in this Agreement and in all other Transaction Documents to which the Stockholder is a party. This Agreement constitutes, and each such other Transaction Document, when executed in the Stockholder's individual capacity and delivered by the Stockholder, will constitute, the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). If the Stockholder is an Entity, the Stockholder has obtained, in accordance with all applicable Governmental Requirements and its Charter Documents, all approvals and the taking of all actions necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party. If the Stockholder is acting otherwise than in his individual capacity (whether as an executor or a guardian or in any other fiduciary or representative capacity), all actions on the part of the Stockholder and all other Persons (including any court) necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party have been duly taken.

               (b) The Stockholder, acting in each capacity in which he is entitled, by reason of the Company's Charter Documents or the Governmental Requirements of the Company's Organization State or for any other reason, to vote to approve or disapprove the consummation of the Merger, has voted all the shares of Company Capital Stock owned by him and entitled to a vote or votes on that matter, in any one or more of the manners prescribed or permitted by the Company's Charter Documents or the Governmental Requirements of the Company's Organization State, whichever are controlling, to approve this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

               Section 3.04. NO CONFLICTS OR LITIGATION. The execution, delivery and performance in accordance with their respective terms by the Stockholder of this Agreement and the other

Transaction Documents to which the Stockholder is a party do not and will not
(a) violate or conflict with any Governmental Requirement, (b) breach or constitute a default under any agreement or instrument to which the Stockholder is a party or by which the Stockholder or any of the shares of Company Capital Stock owned by Stockholder is bound, (c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the shares of Company Capital Stock owned by the Stockholder (or upon any revenues, income or profits of the Stockholder therefrom) or (d) if the Stockholder is an Entity, violate the Stockholder's Charter Documents. No Litigation is pending or, to the knowledge of the Stockholder, threatened to which the Stockholder is or may become a party which (a) questions or involves the validity or enforceability of any of the Stockholder's obligations under any Transaction Document or (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay the consummation by the Stockholder of the transactions contemplated by this Agreement to be consummated by the Stockholder or (ii) damages in connection with any consummation by the Stockholder of the transactions contemplated by this Agreement.

               Section 3.05. NO BROKERS. The Stockholder has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent (other than a Purchaser Representative) or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

               Section 3.06. PREEMPTIVE AND OTHER RIGHTS; WAIVER. Except for the right of the Stockholder to receive shares of ARS Common Stock as a result of the Merger or to acquire ARS Common Stock pursuant to any written option granted by ARS to the Stockholder, the Stockholder either (a) does not own or otherwise have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any shares of Company Capital Stock or ARS Common Stock or (b) hereby irrevocably waives each right of that type the Stockholder does own or otherwise has.

               Section 3.07. CONTROL OF RELATED BUSINESSES. Except as accurately set forth in Schedule 3.07, the Stockholder is not, alone or with one or more other Persons, the controlling Affiliate of any Entity, business or trade (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that (a) is engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged or (b) is, or has within the three-year period ending on the date of this Agreement, engaged in any transaction with the Company or any Company Subsidiary, except for transactions in the ordinary course of business of the Company or that Company Subsidiary.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                       OF
                        THE COMPANY AND THE STOCKHOLDERS

               Section 4.02. QUALIFICATION. Section 4.02 of the Disclosure Statement accurately lists all the jurisdictions in which each of the Company and the Company Subsidiaries is authorized or qualified to own or lease and to operate its properties or to carry on its business as now conducted, and neither the Company nor any Company Subsidiary owns, leases or operates properties or carries on its business in any jurisdiction not listed in that Section which is Material to the Company.

               Section 4.03. AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS. (a) The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Merger and the other transactions contemplated hereby and thereby, are within its corporate or other power under its Charter Documents and the applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and those Governmental Requirements.

               (b) This Agreement has been, and each of the other Transaction Documents to which the Company is a party, when executed and delivered to ARS (or, in the case of the Certificates of Merger, the applicable Governmental Authorities) will have been, duly executed and delivered by the Company and is, or when so executed and delivered will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

               (c) The execution, delivery and performance in accordance with their respective terms by the Company of the Transaction Documents to which it is a party have not and will not (i) violate, breach or constitute a default under (A) the Charter Documents of any of the Company and the Company Subsidiaries, (B) any Governmental Requirement applicable to any of the Company and the Company Subsidiaries or (C) any Material Agreement of the Company, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of any of the Company and the Company Subsidiaries or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require any of the Company and the Company Subsidiaries to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of any of the Company and the Company Subsidiaries (or upon revenues, income or profits of any of the Company and the Company Subsidiaries therefrom) or (iv) except as set forth in Section 4.03 of the

Disclosure Statement, result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by any of the Company and the Company Subsidiaries at the date hereof and necessary for the ownership or lease or the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law and Professional Code.

               (d) Except for (i) the filing of the Certificates of Merger with the applicable Governmental Authorities, (ii) filings of the Registration Statement under the Securities Act and the SEC order declaring the Registration Statement effective under the Securities Act and (iii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by any of the Company and the Company Subsidiaries for the execution, delivery or performance by the Company of the Transaction Documents to which it is a party, the enforcement against the Company of its obligations thereunder or the effectuation of the Merger and the other transactions contemplated thereby.

               Section 4.04. CHARTER DOCUMENTS AND RECORDS; NO VIOLATION. The Company has caused true, complete and correct copies of the Charter Documents, each as in effect on the date hereof, and the minute books and similar corporate or other Entity records of each of the Company and the Company Subsidiaries to be delivered or otherwise made available to ARS. No breach or violation of any Charter Document of any of the Company and the Company Subsidiaries has occurred and is continuing.

               Section 4.05. NO DEFAULTS. No condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, which
(a) entitles any holder of any outstanding Indebtedness, or any Guaranty not constituting Indebtedness, of any of the Company and the Company Subsidiaries, or a representative of that holder, to accelerate the maturity, or require a mandatory prepayment, of that Indebtedness or Guaranty, or affords that holder or its representative, or any beneficiary of that Guaranty, the right to require any of the Company and the Company Subsidiaries to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform that Guaranty in whole or in part, (b) entitles any Person to obtain any Lien (other than a Permitted Lien) upon any properties or assets of any of the Company and the Company Subsidiaries (or upon revenues, income or profits of any of the Company and the Company Subsidiaries therefrom) or (c) constitutes a violation or breach of, or a default under, any Material Agreement of the Company by any of the Company and the Company Subsidiaries.

               Section 4.06. COMPANY SUBSIDIARIES. Section 4.06 of the Disclosure Statement either (a) accurately sets forth the form of organization, legal name, each assumed name and Organization State of each Company Subsidiary or (b) correctly states no Entity is a Company Subsidiary. Except as accurately disclosed in Section 4.06 of the Disclosure Statement, each Company Subsidiary is a Wholly Owned Subsidiary. In the case of any Company Subsidiary that is not a Wholly Owned Subsidiary, Section 4.06 of the Disclosure Statement accurately sets forth, by each class and each series within each class, the number of outstanding shares of Capital Stock of the Company Subsidiary, (a) the Company's aggregate direct and indirect ownership of those shares and (b) the name and address of record and percentage ownership of those shares of each holder of record thereof other than the Company or a Company Subsidiary. No Lien exists on any outstanding share of Capital Stock of any Company Subsidiary which is owned directly or indirectly by the Company other than (a) the Liens, if any, described in Section 4.06 of the Disclosure Statement, all of which will be released at or before the Effective Time, and (b) Permitted Liens. Except as accurately set forth in Section 4.06 of the Disclosure Statement, the Company does not own, of record or beneficially, directly or indirectly through any Person, and does not control, directly or indirectly through any Person or otherwise, any Capital Stock or Derivative Securities of any Entity other than a Company Subsidiary.

               Section 4.07. CAPITAL STOCK OF THE COMPANY AND THE COMPANY SUBSIDIARIES. All the issued and outstanding shares of Capital Stock of each of the Company and the Company Subsidiaries (a) have been duly authorized and validly issued in accordance with the applicable Governmental Requirements of their issuer's Organization State and Charter Documents and (b) are fully paid and nonassessable. Neither the Company nor any Company Subsidiary has issued or sold any shares of its outstanding Capital Stock in breach or violation of (a) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or
(b) the terms of any of its Derivative Securities which then were outstanding. No Person has, otherwise than solely by reason of that Person's right, if any, to vote shares of the Capital Stock of the Company or any Company Subsidiary it holds (to the extent those shares afford the holder thereof any voting rights) any right to vote on any matter with the holders of Capital Stock of the Company or any Company Subsidiary.

               Section 4.08. TRANSACTIONS IN CAPITAL STOCK. Except as accurately set forth in Section 4.08 of the Disclosure Statement: (a) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire or reacquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (b) no transaction has been effected, and no action in contemplation of the transactions described in this Agreement has been taken, respecting the equity ownership of either the Company or any Company Subsidiary.

               Section 4.09. NO BONUS SHARES. Except as accurately set forth in
Section 4.09 of the Disclosure Statement, no outstanding share of Capital Stock of the Company was issued for less than the fair market value thereof at the time of issuance or was issued in exchange for any consideration other than cash.

               Section 4.10. PREDECESSOR STATUS; ETC. Section 4.10 of the Disclosure Statement accurately lists all the legal and assumed names of all predecessor companies for the past five years of the Company, including the names of any Entities from which the Company previously acquired material assets. Except as accurately disclosed in Section 4.10 of the Disclosure Statement, the

Company has not been a Subsidiary or division of another corporation or a part of an acquisition that later was rescinded.

               Section 4.11. RELATED PARTY AGREEMENTS. Except as set forth in
Schedule 4.11, each Related Party Agreement in effect on the date hereof will have been terminated as of the IPO Closing Date, and no Related Party Agreement will exist then or thereafter to and including the Effective Time.

               Section 4.12. LITIGATION. Except as accurately disclosed in
Section 4.12 of the Disclosure Statement, no Litigation is pending or, to the knowledge of the Company or any Stockholder, threatened to which the Company or any Company Subsidiary is or may become a party.

               Section 4.13. FINANCIAL STATEMENTS; DISCLOSURE. (a) FINANCIAL STATEMENTS. (i) The Financial Statements (including in each case the related schedules and notes) delivered to ARS present fairly, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries at the respective dates of the balance sheets included therein and the consolidated results of their operations and their consolidated cash flows and stockholders' or other owners' equity for the respective periods set forth therein and have been prepared in accordance with GAAP. As of the date of any balance sheet included in those Financial Statements, neither the Company nor any Company Subsidiary then had any outstanding Indebtedness to any Person or any liabilities of any kind (including contingent obligations, tax assessments or unusual forward or long-term commitments), or any unrealized or anticipated loss, which in the aggregate then were Material to the Company and required to be reflected in those Financial Statements or in the notes related thereto in accordance with GAAP which were not so reflected.

               (ii) Since the Current Balance Sheet Date, no change has occurred in the business, operations, properties or assets, liabilities, condition (financial or other) or results of operations of the Company or any Company Subsidiary that could reasonably be expected, either alone or together with all other such changes, to have a Material Adverse Effect on the Company.

               (b) DISCLOSURE. (i) As of the date hereof, all Information that has been made available to ARS by or on behalf of the Company prior to the date of this Agreement in connection with the transactions contemplated hereby is, taken together, true and correct in all material respects (other than financial budgets and projections) and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which those statements were made.

               (ii) All Information that is made available after the date hereof from time to time prior to the Effective Time to ARS by or on behalf of the Company in connection with or pursuant to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby will be, when made available and taken together, true and correct in all material respects

(other than financial budgets and projections) and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which those statements are made.

               (iii) All financial budgets and projections that have been or are hereafter from time to time prepared by the Company or any of its Representatives and made available prior to the Effective Time to ARS pursuant to or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby have been and will be prepared and furnished to ARS in good faith and were and will be based on facts and assumptions that are believed by the management of the Company to be reasonable in light of the then current and foreseeable business conditions of the Company and the Company Subsidiaries and represented and will represent that management's good faith estimate of the consolidated projected financial performance of the Company and the Company Subsidiaries based on the information available to the Responsible Officer at the time so furnished.

               Section 4.14. COMPLIANCE WITH LAWS. (a) Except as accurately disclosed in Section 4.14 of the Disclosure Statement: (i) each of the Company and the Company Subsidiaries possesses, or, if required by the applicable Environmental Laws (including those relating to the maintenance, repair or servicing of appliances, equipment or other products containing chlorofluorocarbons or hydrochlorofluorocarbons) and Professional Codes, one or more of its employees as required by those Environmental Laws and Professional Codes possesses, all necessary master licenses and similar Governmental Approvals required for the conduct of its business; and (ii) to the knowledge of the Company, each of the Company and the Company Subsidiaries and such one or more of its employees are in compliance in all material respects with the terms and conditions of all Governmental Approvals necessary for the ownership or lease and the operation of its properties (including all the facilities and sites it owns or holds under any lease) and the carrying on of its business as now conducted. The Company has provided ARS with an accurate, complete written list of all the Governmental Approvals so possessed (other than permits for particular jobs for customers as may be required under the applicable Professional Codes). To the knowledge of the Company, all the Governmental Approvals so listed are valid, and, except as accurately disclosed in Section
4.14 of the Disclosure Statement, neither the Company nor any Company Subsidiary has received, nor to the knowledge of any Stockholder has any employee of either received, any notice from any Governmental Authority of its intention to cancel, terminate or not renew any of those Governmental Approvals.

               (b) Except as accurately disclosed in Section 4.14 of the Disclosure Statement, each of the Company and the Company Subsidiaries: (i) to the knowledge of the Company, has been and continues to be in compliance with all Governmental Requirements applicable to it or any of its presently or previously owned or operated properties (including all the facilities and sites now or previously owned or held by it under any lease), businesses or operations, including all applicable Governmental Requirements under ERISA, Environmental Laws and Professional Codes; and (ii)(A) neither the Company nor any Company Subsidiary has received, nor to the knowledge of the Company has any employee of either received, any notice from any Governmental Authority which asserts, or raises the possibility of assertion of, any noncompliance with any of those Governmental Requirements and, to the knowledge of each of the Company, the Company Subsidiaries and the Stockholders, (B) no condition or state of facts exists which would provide a valid basis for any such assertion.

               Section 4.15. CERTAIN ENVIRONMENTAL MATTERS. Except as accurately disclosed in Section 4.15 of the Disclosure Statement: (a) to the knowledge of the Company, the Company and each Company Subsidiary have complied, and remain in compliance, to the knowledge of the Company, with the provisions of all Environmental Laws applicable to any of them or any of their respective presently owned or operated facilities, sites or other properties, businesses and operations and which relate to the reporting by the Company and each Company Subsidiary of all sites presently owned or operated by any of them where Solid Wastes, Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (b) no release (as defined in those Environmental Laws) at, from, in or on any site owned or operated by the Company or any Company Subsidiary has occurred which, if all relevant facts were known to the relevant Governmental Authorities, reasonably could be expected to require remediation to avoid deed record notices, restrictions, liabilities or other consequences that would not be applicable if that release had not occurred; (c) neither the Company nor any Company Subsidiary (or any agent or contractor of either) has transported or arranged for the transportation of any Solid Wastes, Hazardous Wastes or Hazardous Substances to, or disposed or arranged for the disposition of any Solid Wastes, Hazardous Wastes or Hazardous Substances at, any off-site location that could lead to any claim against the Company, any Company Subsidiary, ARS or Newco, as a potentially responsible party or otherwise, for any clean-up costs, remedial work, damage to natural resources, personal injury or property damage, including any claim under CERCLA; and (d) no storage tanks exist on or under any of the properties owned or operated by the Company or any Company Subsidiary from which any Solid Wastes, Hazardous Wastes or Hazardous Substances have been released into the surrounding environment. The Company has provided ARS with copies (or if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews and other analyses conducted by or on behalf, or which otherwise are in the possession, of the Company or any Company Subsidiary respecting any facility, site or other property presently owned or operated by the Company and each Company Subsidiary.

               Section 4.16. LIABILITIES AND OBLIGATIONS. Section 4.16 of the Disclosure Statement accurately lists all present liabilities, of every kind, character and description and whether accrued, absolute, fixed, contingent or otherwise, of each of the Company and the Company Subsidiaries which (a) (i) exceed or reasonably could be expected to exceed $10,000 and (ii) (A) had been incurred prior to the Current Balance Sheet Date, but are not reflected on the Current Balance Sheet, or (B) were incurred after the Current Balance Sheet otherwise than in the ordinary course of business, and consistent with the past practice, of that Entity. That Section also accurately lists and describes, for each of the Company and the Company Subsidiaries: (a) each of its outstanding secured and unsecured Guaranties not constituting its Indebtedness and, for each of those Guaranties, whether any Stockholder or Related Person or Affiliate of any Stockholder is a Person whose obligation is covered by that Guaranty, and
(b) for each of the items listed under clause (a) of this sentence, (i) if that item is secured by any property or asset of the Company or any Company Subsidiary, the nature of that security, and (ii) if that item is covered in whole or in part by a Guaranty of any Stockholder or any Related Person or Affiliate of any Stockholder, the name of the guarantor.

               Section 4.17. RECEIVABLES. Except as accurately set forth in
Section 4.17 of the Disclosure Statement; all the accounts and notes or other advances receivable of the Company and the Company Subsidiaries reflected on the Current Balance Sheet were collected, or are, in the good faith belief of the Company's management, collectible, in the respective amounts so reflected, net of the reserves, if any, reflected in the Current Balance Sheet.

               Section 4.18. OWNED AND LEASED REAL PROPERTIES. (a) Section 4.18 of the Disclosure Statement accurately lists and correctly describes in all material respects: (i) all real properties owned by any of the Company and the Company Subsidiaries and, for each of those properties, the address thereof, the type and square footage of each structure located thereon and the use thereof in the business of the Company and the Company Subsidiaries; (ii) all real properties of which any of the Company and the Company Subsidiaries is the lessee and, for each of those properties, the address thereof, the type and square footage of each structure located thereon the Company or a Company Subsidiary is leasing and the expiration date of its lease and the use thereof in the business of the Company and the Company Subsidiaries; and (iii) in the case of each real property listed as being owned, whether it was previously owned, and in the case of each real property listed as being leased, whether it is presently owned, by any Stockholder or any of his Related Persons or Affiliates (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company).

               (b) The Company has provided ARS with true, complete and correct copies of all title reports and insurance policies owned or in the possession of any of the Company and the Company Subsidiaries and relating to any of the real properties listed as being owned in Section 4.18 of the Disclosure Statement. Except as accurately set forth in that Section or those reports and policies, and except for Permitted Liens, the Company or a Company Subsidiary owns in fee, and has good, valid and marketable title to, free and clear of all Liens, each property listed in that Section as being owned.

               (c) The Company has provided ARS with true, correct and complete copies of all leases under which the Company or a Company Subsidiary is leasing each of the properties listed in Section 4.18 of the Disclosure Statement as being leased and, except as accurately set forth in Section 4.18 of the Disclosure Statement, (i) each of those leases is, to the knowledge of the Company, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased space to any Person other than the Company or a Company Subsidiary.

               (d) The fixed assets of each of the Company and the Company Subsidiaries are affixed only to one or more of the real properties listed in
Section 4.18 of the Disclosure Statement and, except as accurately set forth in that Section, are well-maintained and adequate for the purposes for which they presently are being used or held for use, ordinary wear and tear excepted.

               (e) The Company has accurately disclosed in all material respects in writing to ARS all plans or projects involving the opening of new operations, the expansion of any existing operations or the acquisition of any real property or existing business, with respect to which management of the Company or any Company Subsidiary has made any expenditure in the two-year period prior to the date of the Agreement in excess of $25,000, or which if pursued by the Company or any Company Subsidiary would require additional capital expenditures in excess of $25,000.

               Section 4.19. OWNED AND LEASED PROPERTY, PLANT AND EQUIPMENT (a) The Company has provided ARS with a list accurate and complete in all material respects of the Property, Plant and Equipment owned and leased by any of the Company and the Company Subsidiaries, which list states, in the case of each of those properties listed as being owned, whether it was previously owned, and in the case of each of those properties listed as being leased, whether it is presently owned, by any Stockholder or any of his Related Persons or Affiliates (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company).

               (b) Except as accurately set forth in Section 4.19 of the Disclosure Statement and except for Permitted Liens, the Company or a Company Subsidiary has good, valid and marketable title to, free and clear of all Liens, each property listed in that Section as being owned.

               (c) The Company has provided ARS with true, correct and complete copies of all leases under which the Company or a Company Subsidiary is leasing each of the properties listed in Section 4.19 of the Disclosure Statement as being leased and all leases referred to in Section 4.21 and, except as accurately set forth in Section 4.19 of the Disclosure Statement, (i) each of those leases is, to the knowledge of the Company, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased property to any Person other than the Company or a Company Subsidiary.

               (d) Except as accurately set forth in Section 4.19 of the Disclosure Statement, all the Property, Plant and Equipment listed therein are in good working order and condition, ordinary wear and tear excepted, and adequate for the purposes for which they presently are being used or held for use.

               Section 4.20. PROPRIETARY RIGHTS. Except as accurately set forth in Section 4.20 of the Disclosure Statement, each of the Company and the Company Subsidiaries owns or has the legal right to use all Proprietary Rights that are necessary to the conduct of its business as now conducted, in each case free of any claims or infringements known to the Company or any Stockholder. Section
4.20 of the Disclosure Statement accurately (a) lists these Proprietary Rights and (b) indicates those owned by the Company or any Company Subsidiary and, for those not listed as so owned, the agreement or other arrangement pursuant to which they are possessed. Except as accurately set forth in that Section, (a) no consent of any Person will be required for the use of any of these Proprietary Rights by ARS or any Subsidiary of ARS following the Effective Time and (b) no governmental registration of any of these Proprietary Rights has lapsed or expired or been canceled, abandoned, opposed or the subject of any reexamination request.

               Section 4.21. TITLE TO OTHER PROPERTIES. In each case, free and clear of all Liens except for Permitted Liens and as accurately set forth in
Section 4.21 of the Disclosure Statement, each of the Company and the Company Subsidiaries has good and valid title to, or holds under a lease valid and binding on the lessor party thereto, all its tangible personal properties and assets (other than Property, Plant and Equipment) that individually is or in the aggregate are Material to the Company.

               Section 4.22. COMMITMENTS. (a) Except as accurately set forth in
Section 4.22(a) of the Disclosure Statement, the Company has provided ARS with a complete, accurate list of each of the following (each a "Company Commitment") to which any of the Company and the Company Subsidiaries is a party or by which any of its properties is bound and which presently remains executory in whole or in any part:

               (i)    each partnership, joint venture or cost-sharing agreement;

               (ii) each guaranty or suretyship, indemnification or contribution agreement or performance bond;

               (iii) each instrument, agreement or other obligation evidencing or relating to Indebtedness of any of the Company and the Company Subsidiaries or to money lent or to be lent to another Person;

               (iv)   each contract to purchase or sell real property;

               (v) each agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any 12-month period in excess of $10,000 and which is not terminable without penalty and on no more than 30 days' prior notice;

               (vi) each Related Party Agreement involving total payments within any 12-month period in excess of $10,000 and which is not terminable without penalty on no more than 30 days' prior notice;

               (vii) each agreement for the acquisition or provision of services, supplies, equipment, inventory, fixtures or other property involving more than $10,000 in the aggregate;

               (viii) each contract containing any noncompetition agreement, covenant or undertaking;

               (ix) each agreement providing for the purchase from a supplier of all or substantially all the requirements of the Company or any Company Subsidiary of a particular product or service; or

               (x) each other agreement or commitment not made in the ordinary course of business or that is Material to the Company.

True, correct and complete copies of all written Company Commitments, and true, correct and complete written descriptions of all oral Company Commitments, have heretofore been delivered or made available to ARS. Except as accurately set forth in Section 4.22(a) of the Disclosure Statement: (i) there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults or events of default under any Company Commitment Material to the Company by any of the Company and the Company Subsidiaries or, to the knowledge of the Company, any other party thereto; and (ii) no penalties have been incurred, nor are amendments pending, with respect to the Company Commitments Material to the Company. The Company Commitments are in full force and effect and are valid and enforceable obligations of the Company or the Company Subsidiaries parties thereto and, to the knowledge of the Company, the other parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the knowledge of the Company, may be made by any party thereto (other than by the Company or a Company Subsidiary), nor has the Company or a Company Subsidiary, as the case may be, waived any rights thereunder, except as accurately described in Section
4.22 of the Disclosure Statement.

               (b) Except as accurately disclosed in Section 4.22(b) of the Disclosure Statement or contemplated hereby or by any other Transaction Document to which the Company or any Company Subsidiary or Stockholder is a party: (i) neither the Company nor any Company Subsidiary or Stockholder has received notice of any plan or intention of any other party to any Company Commitment to exercise any right to cancel or terminate any Company Commitment, and neither the Company nor any Company Subsidiary or Stockholder knows of any condition or state of facts which would justify the exercise of such a right; and (ii) neither the Company nor any Company Subsidiary or Stockholder currently contemplates, or has reason to believe any other Person currently contemplates, any amendment or change to any Company Commitment.

               Section 4.23. CAPITAL EXPENDITURES. Section 4.23 of the Disclosure Statement accurately sets forth the total amount of capital expenditures currently budgeted to be incurred by the Company and the Company Subsidiaries during the balance of the Company's current fiscal year. Except as accurately set forth in that Section, to the knowledge of the Company and the Stockholders, no condition or state of facts exists which will cause the total capital expenditures of the Company and the Company Subsidiaries which will be required to replace worn-out Property, Plant and Equipment in any of the Company's five fiscal years following that current fiscal year to exceed by a material amount the amount budgeted for capital expenditures of that type by the Company and the Company Subsidiaries for that current fiscal year in order to maintain the types and levels of sales and services the Company and the Company Subsidiaries presently provide.

               Section 4.24. INVENTORIES. Except as accurately set forth in
Section 4.24 of the Disclosure Statement: (a) all inventories, net of reserves determined in accordance with GAAP, of each of the Company and the Company Subsidiaries which are classified as such on the Current Balance Sheet are, to the knowledge of the Company, merchantable and salable or usable in the ordinary course of business of the Company and the Company Subsidiaries; (b) the inventories reflected in the Financial Statements, as at the Current Balance Sheet Date, (i) were reasonable in relation to the then existing circumstances of the Company and the Company Subsidiaries on a consolidated basis and classified as current assets in accordance with GAAP, (ii) were consistent with their past practices and (iii) fairly reflected the average inventory levels maintained during the 12-month periods ended on that date; and (c) neither the Company nor any Company Subsidiary depends on any single vendor for its inventories the loss of which could have a Material Adverse Effect on the Company or ever has sustained a difficulty Material to the Company in obtaining its inventories.

               Section 4.25. INSURANCE. Except as accurately set forth in
Section 4.25 of the Disclosure Statement: (a) the Company has provided ARS with:
(i) a list accurate as of the Current Balance Sheet Date of all insurance policies then carried by each of the Company and the Company Subsidiaries; (ii) an accurate list of all insurance loss runs and worker's compensation claims received for the most recently ended three policy years; and (iii) true, complete and correct copies of all insurance policies carried by each of the Company and the Company Subsidiaries which are in effect, all of which (A) have been issued by insurers of recognized responsibility and (B) currently are, and will remain without interruption through the IPO Closing Date, in full force and effect; (b) no insurance carried by the Company or any Company Subsidiary has been canceled by the insurer during the past five years, and neither the Company nor any Company Subsidiary has ever been denied coverage; and (c) neither the Company nor any Company Subsidiary or Stockholder has received any notice or other communication from any issuer of any such insurance policy of any material increase in any deductibles, retained amounts or the premiums payable thereunder, and, to the knowledge of the Company and the Stockholders, no such increase in deductibles, retainages or premiums is threatened.

               Section 4.26. EMPLOYEE MATTERS. (a) CASH COMPENSATION. The Company has provided ARS with an accurate, complete written list of the names, titles and rates of annual Cash Compensation, at the Current Balance Sheet Date and at the date hereof (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses and other Cash Compensation, respectively) of all key employees (including all employees who are officers or directors), nonemployee officers, nonemployee directors and key consultants and independent contractors of each of the Company and the Company Subsidiaries.

               (b) EMPLOYMENT AGREEMENTS. Section 4.26(b) of the Disclosure Statement accurately lists all Employment Agreements remaining executory in whole or in part on the date hereof, and the Company has provided ARS with true, complete and correct copies of all those Employment Agreements. Neither the Company nor any Company Subsidiary is a party to any oral Employment Agreement.

               (c) OTHER COMPENSATION PLANS. Section 4.26(c) of the Disclosure Statement accurately lists all Other Compensation Plans either remaining executory at the date hereof or to become effective after the date hereof. The Company has provided ARS with a true, correct and complete copy of each of those Other Compensation Plans that is in writing and an accurate description of each of those Other Compensation Plans that is not written. Except as accurately set forth in Section 4.26(c) of the Disclosure Statement, each of the Other Compensation Plans, including each that is a Welfare Plan, may be unilaterally amended or terminated by the Company or any Company Subsidiary without liability to any of them, except as to benefits accrued thereunder prior to that amendment or termination.

               (d) ERISA BENEFIT PLANS. Section 4.26(d) of the Disclosure Statement accurately (i) lists each ERISA Pension Benefit Plan (A)(1) the funding requirements of which (under Section 301 of ERISA or Section 412 of the Code) are, or at any time during the six-year period ending on the date hereof were, in whole or in part, the responsibility of the Company or any Company Subsidiary or (2) respecting which the Company or any Company Subsidiary is, or at any time during that period was, a "contributing sponsor" or an "employer" as defined in Sections 4001(a)(13) and 3(5), respectively, of ERISA (each plan described in this clause (A) being a "Company ERISA Pension Plan"), (B) each other ERISA Pension Benefit Plan respecting which an ERISA Affiliate is, or at any time during that period was, such a "contributing sponsor" or "employer" (each plan described in this clause (B) being an "ERISA Affiliate Pension Plan") and (C) each other ERISA Employee Benefit Plan that is being, or at any time during that period was, sponsored, maintained or contributed to by the Company or any Company Subsidiary (each plan described in this clause (C) and each Company ERISA Pension Plan being a "Company ERISA Benefit Plan"), (ii) states the termination date of each Company ERISA Benefit Plan and ERISA Affiliate Pension Plan that has been terminated and (iii) identifies for each ERISA Affiliate Pension Plan the relevant ERISA Affiliates. The Company has provided ARS with (i) true, complete and correct copies of (A) each Company ERISA Benefit Plan and ERISA Affiliate Pension Plan, (B) each trust agreement related thereto and (C) all amendments to those plans and trust agreements. Except as accurately set forth in Section 4.26(d) of the Disclosure Statement, (i) neither the Company nor any Company Subsidiary is, or at any time during the six-year period ended on the date hereof was, a member of any ERISA Group that currently includes, or included when the Company or a Company Subsidiary was a member, among its members any Person other than the Company and the Company Subsidiaries and (ii) no Person is an ERISA Affiliate of the Company or any Company Subsidiary (other than the Company or any Company Subsidiary in the case of any other Company Subsidiary or any Company Subsidiary in the case of the Company, if the Company and the Company Subsidiaries comprise an ERISA Group).

               (e) EMPLOYEE POLICIES AND PROCEDURES. Section 4.26(e) of the Disclosure Statement accurately lists all Employee Policies and Procedures. The Company has provided ARS with a copy of all written Employee Policies and Procedures and a written description of all material unwritten Employee Policies and Procedures.

               (f) UNWRITTEN AMENDMENTS. Except as accurately described in
Section 4.26(f) of the Disclosure Statement, no material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any of the Employment Agreements, Other Compensation Plans or Employee Policies and Procedures.

               (g) LABOR COMPLIANCE. To the knowledge of the Company, each of the Company and the Company Subsidiaries has been and is in compliance with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor any Company Subsidiary is liable for any arrears of wages or penalties for failure to comply with any of the foregoing. Neither the Company nor any Company Subsidiary has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. Except as accurately set forth in Section 4.26(g) of the Disclosure Statement, there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries before any Governmental Authority (nor, to the knowledge of the Company, does any valid basis therefor exist) or
(ii) existing or, to the knowledge of the Company, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company or any of the Company Subsidiaries (nor, to the knowledge of the Company, does any valid basis therefor exist).

               (h) UNIONS. Neither the Company nor any Company Subsidiary or ERISA Affiliate has ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company and the Company Subsidiaries are represented by any union, labor organization or collective bargaining unit. Except as accurately set forth in Section 4.26(h) of the Disclosure Statement, to the knowledge of the Company, none of the employees of the Company and the Company Subsidiaries has threatened to organize or join a union, labor organization or collective bargaining unit.

               (i) NO ALIENS All employees of each of the Company and the Company Subsidiaries are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

               (j) CHANGE OF CONTROL BENEFITS. Except as accurately set forth in
Section 4.26(j) of the Disclosure Statement, neither the Company nor any of the Company Subsidiaries is a party to any agreement, or has established any policy, practice or program, requiring it to make a payment or provide any other form of compensation or benefit or vesting rights to any person performing services for the Company or any of the Company Subsidiaries which would not be payable or provided in the absence of this Agreement or the consummation of the transactions contemplated by this Agreement, including any parachute payment under Section 280G of the Code.

               (k) RETIREES. Neither the Company nor any of the Company Subsidiaries has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and the applicable parallel provisions of ERISA.

               Section 4.27. COMPLIANCE WITH ERISA, ETC. (a) COMPLIANCE. Each of the Company ERISA Benefit Plans and Other Compensation Plans (each, a "Plan")
(i) is in substantial compliance with all applicable provisions of ERISA, as well as with all other applicable Governmental Requirements, and (ii) has been administered, operated and managed in accordance with its governing documents.

               (b) QUALIFICATION. All Plans that are intended to qualify under
Section 401(a) of the Code (the "Qualified Plans") are so qualified and have been determined by the IRS to be so qualified (or application for determination letters have been timely submitted to the IRS). The Company has provided ARS with true, complete and correct copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R, filed with respect to each such Qualified Plan and most recent trustee or custodian report. To the extent that any Qualified Plans have not been amended to comply with applicable Governmental Requirements, the remedial amendment period permitting retroactive amendment of these Qualified Plans has not expired and will not expire within 120 days after the Effective Time. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or Returns) have been timely filed or distributed.

               (c) NO PROHIBITED TRANSACTIONS, ETC. None of the Stockholders, any Plan or the Company or any Company Subsidiary has engaged in any Prohibited Transaction. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(a) of ERISA, and no circumstances exist pursuant to which the Company or any Company Subsidiary could have any direct or indirect liability whatsoever (including being subject to any statutory Lien to secure payment of any such liability), to the PBGC under Title IV of ERISA or to the IRS for any excise tax or penalty with respect to any Plan now or hereafter maintained or contributed to by the Company or any of its ERISA Affiliates. Further:

               (i) there have been no terminations, partial terminations or discontinuances of contributions to any Qualified Plan without a determination by the IRS that such action does not adversely affect the tax-qualified status of that plan;

               (ii)   no Termination Event has occurred;

               (iii) no Reportable Event has occurred with respect to any Plan which was not properly reported;

               (iv) the valuation of assets of any Qualified Plan, as of the Effective Time, shall equal or exceed the actuarial present value of all "benefit liabilities" (within the meaning of Section 40001(a)(16) of ERISA) under that plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated defined benefit plans;

               (v) with respect to Plans qualifying as "group health plans" under Section 4980B of the Code or Section 607(l) or 609 of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA" or qualified medical child support orders), the Company, each Company Subsidiary and the Stockholders have complied (and at the Effective Time will have complied) in all material respects with all reporting, disclosure, notice, election and other benefit continuation and coverage requirements imposed thereunder as and when applicable to those plans, and neither the Company nor any Company Subsidiary has incurred (or will incur) any direct or indirect liability or is (or will be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the Company, any Company Subsidiary or any Stockholder, at any time prior to the Effective Time, to comply with any such federal or state benefit continuation or coverage requirement, which is capable of being assessed or asserted before or after the Effective Time directly or indirectly against the Company, any Company Subsidiary, any Stockholder, the Surviving Corporation or ARS with respect to any of those group health plans;

               (vi) the Financial Statements as of the Current Balance Sheet Date reflect the approximate total pension, medical and other benefit liability for all Plans, and no material funding changes or irregularities are reflected thereon which would cause those Financial Statements to be not representative of prior periods; and

               (vii) neither the Company nor any Company Subsidiary has incurred liability under Section 4062 of ERISA.

               (d) MULTIEMPLOYER PLANS. Except as set forth in Section 4.27(d) of the Disclosure Statement, neither the Company nor any Company Subsidiary, and no ERISA Affiliate of any of them, is, or at any time during the six-year period ended on the date hereof was, obligated to contribute to a Multiemployer Plan. Neither the Company nor any Company Subsidiary, and no ERISA Affiliate of any of them, has made a complete or partial withdrawal from a Multiemployer Plan so as to incur withdrawal liability as defined in Section 4201 of ERISA.

               (e) CLAIMS AND LITIGATION. Except as accurately set forth in
Section 4.27(e) of the Disclosure Statement, no Litigation or claims (other than routine claims for benefits) are pending or, to the knowledge of the Company, threatened against, or with respect to, any of the Plans or with respect to any fiduciary, administrator or sponsor thereof (in their capacities as such), or any party-in-interest thereof.

               (f) EXCISE TAXES, DAMAGES AND PENALTIES. No act, omission or transaction has occurred which would result in the imposition on the Company or any Company Subsidiary of (i) breach of fiduciary duty liability damages under
Section 409 of ERISA, (ii) a civil penalty assessed pursuant to subsection (c),
(i) or (l) of Section 502 of ERISA or (iii) any excise tax under applicable provisions of the Code with respect to any Plan.

               (g) VEBA WELFARE TRUST. Any trust funding a Plan, which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of that section and has received a favorable determination letter from the IRS regarding that exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect that exempt status.

               Section 4.28. TAXES.   (a) Each of the following representations
and warranties in this Section 4.28 is qualified to the extent set forth in
Section 4.28 of the Disclosure Statement.

               (b) All Returns required to be filed with respect to any Tax for which any of the Company and the Company Subsidiaries is liable have been duly and timely filed with the appropriate Taxing Authority, each Tax shown to be payable on each such Return has been paid, each Tax payable by the Company or a Company Subsidiary by assessment has been timely paid in the amount assessed and adequate reserves have been established on the consolidated books of the Company and the Company Subsidiaries for all Taxes for which any of the Company and the Company Subsidiaries is liable, but the payment of which is not yet due. Neither the Company nor any Company Subsidiary is, or ever has been, liable for any Tax payable by reason of the income or property of a Person other than the Company or a Company Subsidiary. Each of the Company and the Company Subsidiaries has timely filed true, correct and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it. No Liens for Taxes exist upon the assets of the Company or any Company Subsidiary except Liens for Taxes which are not yet due. Neither the Company nor any Company Subsidiary is, or ever has been, subject to Tax in any jurisdiction outside of the United States. No Litigation with respect to any Tax for which the Company or any Company Subsidiary is asserted to be liable is pending or, to the knowledge of the Company or any Stockholder, threatened and no basis which the Company or any Stockholder believes to be valid exists on which any claim for any such Tax can be asserted against the Company or any Company Subsidiary. There are no requests for rulings or determinations in respect of any taxes pending between the Company or any Company Subsidiary and any Taxing Authority. No extension of any period during which any Tax may be assessed or collected and for which the Company or any Company Subsidiary is or may be liable has been granted to any Taxing Authority. Neither the Company nor any Company Subsidiary is or has been a party to any tax allocation or sharing agreement. All amounts required to be withheld by any of the Company and the Company Subsidiaries and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority. The Company and each Company Subsidiary have made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

               (c) Neither the Company nor any Stockholder is a "foreign person," as that term is referred to in Section 1445(f)(3) of the Code.

               (d) The Company has not filed a consent pursuant to Section 341(f) of the Code or any comparable provision of any other tax statute and has not agreed to have Section 341(f)(2) of the Code or any comparable provision of any other tax statute apply to any disposition of an asset. The Company has not made, is not obligated to make and is not a party to any agreement that could require it to make any payment that is not deductible under Section 280G of the Code. No asset of the Company or of any Company Subsidiary is subject to any provision of applicable law which eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type. No accounting method changes of the Company or of any Company Subsidiary exist or are proposed or threatened which could give rise to an adjustment under Section 481 of the Code.

               Section 4.29. GOVERNMENT CONTRACTS. Except as accurately set forth in Section 4.29 of the Disclosure Statement, neither the Company nor any Company Subsidiary is a party to any governmental contract subject to price redetermination or renegotiation.

               Section 4.30. ABSENCE OF CHANGES. Since the Current Balance Sheet Date, except as accurately set forth in Section 4.30 of the Disclosure Statement, none of the following has occurred with respect to the Company or any Company Subsidiary:

               (a) any circumstance, condition, event or state of facts (either singly or in the aggregate), other than conditions generally affecting the Air Conditioning and Refrigeration Contracting or Plumbing businesses, which has caused, is causing or will cause a Material Adverse Effect on the Company;

               (b) any change in its authorized Capital Stock or in any of its outstanding Capital Stock or Derivative Securities;

               (c) any Restricted Payment, except any declaration or payment of dividends by any Company Subsidiary solely to the Company;

               (d) any increase in, or any commitment or promise to increase, the rates of Cash Compensation as of the date hereof, or the amounts or other benefits paid or payable under any Company ERISA Pension Plan or Other Compensation Plan, except for ordinary and customary bonuses and salary increases for employees (other than the Stockholders or their Immediate Family Members) at the times and in the amounts consistent with its past practice;

               (e) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will have a Material Adverse Effect on the Surviving Corporation following the Effective Time;

               (f) any distribution, sale or transfer of, or any Company Commitment to distribute, sell or transfer, any of its assets or properties of any kind which singly is or in the aggregate are Material to the Company, other than distributions, sales or transfers in the ordinary course of its business and consistent with its past practices to Persons other than the Stockholders and their Immediate Family Members and Affiliates;

               (g) any cancellation, or agreement to cancel, any Indebtedness, obligation or other liability owing to it, including any Indebtedness, obligation or other liability of any Stockholder or any Related Person or Affiliate thereof, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, if all those adjustments are included in the Supplemental Information provided ARS pursuant to Section 6.08;

               (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any Person to the transfer and assignment of any such assets, property or rights;

               (i) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of its business consistent with its past practices;

               (j) any waiver of any of its rights or claims that singly is or in the aggregate are Material to the Company;

               (k) any transaction by it outside the ordinary course of its business or not consistent with its past practices;

               (l) any incurrence by it of any Indebtedness or any Guaranty not constituting its Indebtedness, or any Company Commitment to incur any Indebtedness or any such Guaranty;

               (m) any investment in the Capital Stock, Derivative Securities or Indebtedness of any Person other than a Permitted Investment;

               (n) except in accordance with the Company's consolidated capital expenditure budget for the Company's current fiscal year, any capital expenditure or series of related capital expenditures by the Company and the Company Subsidiaries collectively in excess of $25,000, or commitments by the Company and the Company Subsidiaries to make capital expenditures totaling in excess of $25,000; or

               (o) any cancellation or termination of a Material Agreement of the Company.

               Section 4.31. BANK RELATIONS; POWERS OF ATTORNEY. The Company has provided ARS with an accurate, complete written statement setting forth:

               (a) the name of each financial institution in which the Company or any Company Subsidiary has borrowing or investment arrangements, deposit or checking accounts or safe deposit boxes;

               (b) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto; and

               (c) the name of each Person holding a general or special power of attorney from the Company or any Company Subsidiary and a description of the terms of each such power.

               Section 4.32. RELATIONS WITH GOVERNMENTS, ETC. Neither the Company nor any Company Subsidiary has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office which would cause the Company or any Company Subsidiary to be in violation of the Foreign Corrupt Practices Act of 1977 or any Governmental Requirement to a similar effect.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF ARS AND NEWCO

               Section 5.02. ORGANIZATION; POWER. ARS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of ARS and Newco has all requisite corporate power and authority under the laws of its Organization State and its Charter Documents to own or lease and to operate its properties presently and following the Effective Time and to carry on its business as now conducted and as proposed to be conducted following the Effective Time. Neither ARS nor Newco has engaged in any operations since its organization other than in connection with their formation and capitalization and the transactions contemplated by this Agreement and the Other Agreements.

               Section 5.03. AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS. (a) The execution, delivery and performance by each of ARS and Newco of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Merger and the other transactions contemplated hereby and thereby, are within its corporate power under its Charter Documents and the applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and the applicable Governmental Requirements of its Organization State.

               (b) This Agreement has been, and each of the other Transaction Documents to which either of ARS or Newco is a party, when executed and delivered to the other parties thereto (or, in the case of the Certificates of Merger, the applicable Governmental Authorities), will have been, duly executed and delivered by it and is, or when so executed and delivered will be, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

               (c) The execution, delivery and performance in accordance with their respective terms by each of ARS and Newco of the Transaction Documents to which it is a party have not and will not (i) violate, breach or constitute a default under (A) the Charter Documents of ARS or Newco, (B) any Governmental Requirement applicable to ARS or Newco or (C) any Material Agreement of ARS or Newco, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of ARS or Newco or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require ARS or Newco to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of ARS or Newco (or upon any revenues, income or profits of either ARS or Newco therefrom) or (iv) result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by ARS or Newco at the date hereof and necessary for the ownership or lease and the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law and Professional Code.

               (d) Except for (i) the filing of the Certificates of Merger with the applicable Governmental Authorities, (ii) filings of the Registration Statement under the Securities Act and the SEC order declaring the Registration Statement effective under the Securities Act and (iii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by ARS or Newco for the execution, delivery or performance by ARS or Newco of the Transaction Documents to which it is a party, the enforcement against ARS or Newco, as the case may be, of its obligations thereunder or the effectuation of the Merger and the other transactions contemplated thereby.

               Section 5.04. CHARTER DOCUMENTS. ARS has delivered to the Company true, complete and correct copies of the Charter Documents of each of ARS and Newco. No breach or violation of any Charter Document of either ARS or Newco has occurred and is continuing.

               Section 5.05. CAPITAL STOCK OF ARS AND NEWCO. (a) Immediately prior to the Effective Time, (i) the authorized Capital Stock of ARS will be comprised of (A) 50,000,000 shares of ARS Common Stock and (B) 10,000,000 shares of preferred stock, $.001 par value per share, (ii) before giving effect to the Merger and the merger or other acquisition transactions contemplated by the Other Agreements, (A) the number of shares of ARS Common Stock then issued and outstanding will be as set forth in the Registration Statement when it becomes effective under the Securities Act, (B) no shares of the ARS preferred stock then will be issued or outstanding and (C) ARS will have reserved for issuance pursuant to Other Compensation Plans or the exercise of Derivative Securities the number of shares of ARS Common Stock set forth in the Registration Statement when it becomes effective under the Securities Act.

               (b) The authorized Capital Stock of Newco is comprised of 1,000 shares of Newco Common Stock, all of which shares are issued, outstanding and owned, of record and beneficially, by ARS.

               (c) All shares of ARS Common Stock and Newco Common Stock outstanding immediately prior to the Effective Time, and all shares of ARS Common Stock to be issued pursuant to Section 2.04, when issued, (i) will have been duly authorized and validly issued in accordance with the DGCL and their issuer's Charter Documents and (ii) will be fully paid and nonassessable. None of the shares of ARS Common Stock to be issued pursuant to Section 2.04 will, when issued, have been issued in breach or violation of (i) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (ii) the terms of any of its Derivative Securities then outstanding.

               Section 5.06. SUBSIDIARIES. Immediately prior to the IPO Closing Date, (a) ARS will have no Subsidiaries other than Newco and each Entity defined as "Newco" in each of the Other Agreements, (b) Newco will have no Subsidiaries and (c) neither ARS nor Newco will own, of record or beneficially, directly or indirectly through any Person or otherwise (except pursuant hereto or to the Other Agreements), any Capital Stock or Derivative Securities of any Entity not described in this Section 5.06 as a Subsidiary of ARS (in the case of ARS) or any Entity (in the case of Newco).

               Section 5.07. LIABILITIES. Except as disclosed in the Private Placement Memorandum, neither ARS nor Newco has any material liabilities of any kind other than those incurred in connection with this Agreement and the Other Agreements and the transactions contemplated hereby and thereby, including the IPO.

               Section 5.08. COMPLIANCE WITH LAWS; NO LITIGATION. Each of ARS and Newco is in compliance with all Governmental Requirements applicable to it, and no Litigation is pending or, to the knowledge of ARS, threatened to which ARS or Newco is or may become a party which (a) questions or involves the validity or enforceability of any obligation of ARS or Newco under any Transaction Document, (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay consummation by ARS or Newco of the transactions contemplated by this Agreement to be consummated by ARS or Newco, as the case may be, or (ii) damages from ARS or Newco in connection with any such consummation.

               Section 5.09. NO BROKERS. ARS has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

               Section 5.10. PRIVATE PLACEMENT MEMORANDUM. At the date hereof, the Private Placement Memorandum (other than the historical financial statements, including the notes thereto, of the Founding Companies (other than the Company) and the historical information contained therein respecting the Company and the Stockholders, to which this Section 5.10 does not apply) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which those statements are made.

                                   ARTICLE VI

                    COVENANTS EXTENDING TO THE EFFECTIVE TIME

               Section 6.02 ACCESS AND COOPERATION; DUE DILIGENCE. (a) From the date hereof and until the IPO Closing Date, the Company will (i) afford to the Representatives of ARS and each Other Founding Company reasonable access to all the key employees, sites, properties, books and records of each of the Company and the Company Subsidiaries, (ii) provide ARS with such additional financial and operating data and other information relating to the business and properties of each of the Company and the Company Subsidiaries as ARS or any Other Founding Company may from time to time reasonably request and (iii) cooperate with ARS and each Other Founding Company and their respective Representatives in the preparation of any documents or other material which may be required in connection with any Transaction Documents or any Other Transaction Documents. Each Stockholder and the Company will treat all Confidential Information obtained by them in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to each Other Founding Company as confidential in accordance with the provisions of
Section 11.01. In addition, ARS will cause each Other Founding Company to enter into a provision similar to this Section 6.02 in order to require each Other Founding Company to keep confidential any Confidential Information respecting any of the Company and the Company Subsidiaries obtained by that Other Founding Company.

               (b) Each of the Company and the Stockholders will use its best efforts to secure, as soon as practicable after the date hereof, all approvals or consents of third Persons as may be necessary to consummate the transactions contemplated hereby.

               (c) From the date hereof and until the IPO Closing Date, ARS and Newco will (i) afford to the Representatives of the Company and the Stockholders access to all sites, properties, books and records of ARS and Newco, (ii) provide the Company with such additional financial and operating data and other information relating to the business and properties of ARS and Newco as the Company or any Stockholder may from time to time reasonably request and (iii) cooperate with the Company and the Stockholders and their respective Representatives in the preparation of any documents or other material which may be required in connection with any Transaction Documents.

               (d) If this Agreement is terminated pursuant to Section 12.1, ARS promptly will return all written Confidential Information of the Company it then possesses to the Company.

               Section 6.03. CONDUCT OF BUSINESS PENDING CLOSING. From the date hereof and until the Effective Time, the Company will, and will cause each Company Subsidiary to, except as and only to the extent set forth in Section
6.03 of the Disclosure Statement:

               (a) carry on its businesses in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

               (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

               (c) perform all its obligations under agreements relating to or affecting its assets, properties and other rights;

               (d) keep in full force and effect without interruption all its present insurance policies or other comparable insurance coverage;

               (e) use reasonable commercial efforts to (i) maintain and preserve its business organization intact, (ii) retain its present employees and (iii) maintain its relationships with suppliers, customers and others having business relations with it;

               (f)    comply with all applicable Governmental Requirements; and

               (g) except as required or expressly permitted by this Agreement, maintain the instruments and agreements governing its outstanding Indebtedness and leases on their present terms and not enter into new or amended Indebtedness or lease instruments or agreements involving amounts over $5,000 in any case or $25,000 in the aggregate, without the prior written consent of ARS (which consent will not be unreasonably withheld).

               Section 6.04. PROHIBITED ACTIVITIES. From the date hereof and until the Effective Time, without the prior written consent of ARS or unless as required or expressly permitted by this Agreement, the Company will not, and will not permit any Company Subsidiary to:

               (a)    make any change in its Charter Documents;

               (b) issue any of its Capital Stock or issue or otherwise create any of its Derivative Securities;

               (c) make any Restricted Payment (other than as provided in Schedule 6.04);

               (d) make any investments (other than Permitted Investments) in the Capital Stock, Derivative Securities or Indebtedness of any Person;

               (e) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in a single transaction or a series of related transactions involving an aggregate amount of more than $25,000 otherwise than in the ordinary course of its business and consistent with its past practice;

               (f) increase or commit or promise to increase the Cash Compensation payable or to become payable to any officer, director, stockholder, employee or agent, consultant or independent contractor of any of the Company and the Company Subsidiaries or make any discretionary bonus or management fee payment to any such Person, except bonuses or salary increases to employees (other than the Stockholders or their Immediate Family Members) at the times and in the amounts consistent with its past practice;

               (g) create, assume or permit to be created or imposed any Liens (other than Permitted Liens) upon any of its assets or properties, whether now owned or hereafter acquired, except for purchase money Liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000 and necessary or desirable for the conduct of the business of any of the Company and the Company Subsidiaries;

               (h) (i) adopt, establish, amend or terminate any ERISA Employee Benefit Plan, or any Other Compensation Plan or Employee Policies and Procedures or (ii) take any discretionary action, or omit to take any contractually required action, if that action or omission could either
        (A) deplete the assets of any ERISA Employee Benefit Plan or any Other Compensation Plan or (B) increase the liabilities or obligations under any such plan;

               (i) sell, assign, lease or otherwise transfer or dispose of any of its owned or leased property or equipment otherwise than in the ordinary course of its business and consistent with its past practice;

               (j) negotiate for the acquisition of any business or the start-up of any new business;

               (k) merge, consolidate or effect a share exchange with, or agree to merge, consolidate or effect a share exchange with, any other Entity;

               (l) waive any of its material rights or claims, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, but such adjustments will not be deemed to be included in Section 4.17 of the Disclosure Statement unless specifically listed in the Supplemental Information;

               (m) commit a material breach of or amend or terminate any Material Agreement of the Company or any of its Governmental Approvals; or

               (n) enter into any other transaction (i) outside the ordinary course of its business and consistent with its past practice or (ii) prohibited hereby.

               Section 6.05. NO SHOP; RELEASE OF DIRECTORS. (a) Each of the Company and the Stockholders agrees that, from the date hereof and until the first to occur of the Effective Time or the termination of this Agreement in accordance with Article XII, neither the Company nor any Stockholder, nor any of their respective officers and directors shall, and the Company and each Stockholder will direct and use their best efforts to cause each of their respective Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being an "Acquisition Proposal") or engage in any activities, discussions or negotiations concerning, or provide any Confidential Information respecting, the Company, any Other Founding Company or ARS to, or have any discussions with, any Person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company and each Stockholder will: (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and each will take the steps necessary to inform the Persons referred to in the first sentence of this Section 6.05(a) of the obligations undertaken in this Section 6.05(a); and (ii) notify ARS immediately if any such inquiries or proposals are received by, any such information is requested from or any such discussions or negotiations are sought to be initiated or continued with the Company or any Stockholder.

               (b) Each of the Company and the Stockholders hereby (i) waives every right, if any, the Governmental Requirements of the Company's Organization State afford the Company or Stockholders to require the Company's directors (or their equivalents if the Company is not a corporation), in the exercise of their fiduciary duties in their capacity as such, to engage in any of the activities prohibited by this Section 6.05 and (ii) releases each such person from any and all liability he might otherwise have to the Company or any Stockholders but for this release.

               Section 6.06. NOTICE TO BARGAINING AGENTS. Prior to the IPO Closing Date, the Company will (a) satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements and (b) provide ARS with proof that any required notice has been sent.

               Section 6.07. NOTIFICATION OF CERTAIN MATTERS. The Stockholders and the Company shall give prompt notice to ARS of (a) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of the Company or any Stockholder contained herein to be untrue or incorrect in any material respect at or prior to the Closing or on the IPO Closing Date and (b) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by that Person hereunder, provided that no such notice shall be required until ARS shall give notice to the Company and the Stockholders of the date scheduled for the Closing with respect to the occurrence in the ordinary course of business and consistent with past practice of the Company or any Company Subsidiary, as the case may be, of any condition or state of facts which would cause any of Sections 4.16, 4.17, 4.18, 4.19 and 4.21 of the Disclosure Statement to be incorrect. ARS shall give prompt notice to the Company of (a) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of ARS or Newco contained herein to be untrue or inaccurate at or prior to the Closing or on the IPO Closing Date and (b) any material failure of ARS or Newco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 6.07 shall not be deemed to (a) modify the representations or warranties herein of the party delivering that notice, or any other party, which modification may be made only pursuant to Section 6.08,
(b) modify the conditions set forth in Article VII or (c) limit or otherwise affect the remedies available hereunder to the party receiving that notice.

               Section 6.08. SUPPLEMENTAL INFORMATION. Each of the Company and the Stockholders agrees that, with respect to the representations and warranties of that party contained in this Agreement, that party will have the continuing obligation (except to the extent otherwise provided in Section 6.07) until the Closing to provide ARS promptly with such additional supplemental Information (collectively, the "Supplemental Information"), in the form of (a) amendments to then existing Schedules or Sections of the Disclosure Statement or (b) additional Schedules or Sections of the Disclosure Statement, as would be necessary, in the light of the circumstances, conditions, events and states of facts then known to the Company or any Stockholder, to make each of those representations and warranties true and correct as of the Closing and on the IPO Closing Date. For purposes only of determining whether the conditions to the obligations of ARS and Newco which are specified in Sections 7.04(a)(ii)(A) and 7.04(b)(ii) have been satisfied, and not for any purpose under Article IX, the Schedules and the Disclosure Statement as of the Closing and on the IPO Closing Date shall be deemed to be the Schedules and the Disclosure Statement as of the date hereof as amended or supplemented by the Supplemental Information provided to ARS prior to the Closing pursuant to this Section 6.08; provided, however, that if the Supplemental Information so provided discloses the existence of circumstances, conditions, events or states of facts which, in any combination thereof, (a) have had a Material Adverse Effect on the Company which was not reflected in the determination of the Transaction Value or, in the sole judgment of ARS (which shall be conclusive for purposes of this Section 6.08 and Article XII, but not for any purpose of Article IX), (b) are having or will have a Material Adverse Effect on the Company or the Surviving Corporation, as the case may be, ARS will be entitled either (i) to terminate this Agreement pursuant to
Section 12.01(d) or (ii) to treat as ARS Indemnified Losses for all purposes of
Article IX (which treatment will not prejudice the right of any Stockholder under Article IX to contest Damage Claims made by ARS in respect of those ARS Indemnified Losses) all Damages to the Company or the Surviving Corporation which are attributable to the circumstances, conditions, events and states of facts first disclosed herein after the date hereof in the Supplemental Information. ARS will provide the Company with copies of the Registration Statement, including all pre-effective amendments thereto, promptly after the filing thereof with the SEC under the Securities Act.

               Section 6.09. COOPERATION IN CONNECTION WITH THE IPO. The Company and the Stockholders will (a) provide ARS and the Underwriter with all the Information concerning the Company or any of the Stockholders which is reasonably requested by ARS and the Underwriter from time to time in connection with effecting the IPO and (b) cooperate with ARS and the Underwriter and their respective Representatives in the preparation and amendment of the Registration Statement (including the Financial Statements) and in responding to the comments of the SEC staff, if any, with respect thereto. The Company and each Stockholder agree promptly to (a) advise ARS if, at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the then current Registration Statement prospectus concerning the Company or the Stockholders becomes incorrect or incomplete in any material respect and (b) provide ARS with the information needed to correct or complete that information.

               Section 6.10. ADDITIONAL FINANCIAL STATEMENTS. The Company will furnish to ARS:

               (a) as soon as available and in any event within 30 days after the end of each of the Company's fiscal quarters which ends prior to the IPO Pricing Date, an unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of the end of that fiscal quarter and the related consolidated statements of income or operations, cash flows and stockholders' or other owners' equity for that fiscal quarter and for the period of the Company's fiscal year ended with that quarter, in each case (i) setting forth in comparative form the figures for the corresponding portion of the Company's previous fiscal year and (ii) prepared in accordance with GAAP applied on basis consistent (A) throughout the periods indicated (excepting footnotes) and (B) with the basis on which the Initial Financial Statements including the Current Balance Sheet were prepared; and

               (b) if requested by ARS in connection with any amendment of the Registration Statement and promptly following any such request, such summary consolidated operating or other financial information of the Company and the Company Subsidiaries as of the end of either the first or second fiscal month in any of the Company's fiscal quarters as ARS may request.

               Section 6.11. TERMINATION OF PLANS. If requested by ARS, the Company will, or will cause the applicable Company Subsidiary to, if permitted by all applicable Governmental Requirements to do so, terminate each Plan identified in Section 4.26(c) or (d) of the Disclosure Statement as a "Plan To Be Terminated" prior to the Effective Time.

               Section 6.12. DISPOSITION OF UNWANTED ASSETS. At or prior to the Closing, the Company will make all arrangements and take all such actions as are necessary and satisfactory to ARS to dispose, prior to the Effective Time, of those assets of it or of one or more of the Company Subsidiaries which are listed in Schedule 6.12.

               Section 6.13. HSR ACT MATTERS. If ARS shall determine that filings pursuant to and under the HSR Act are necessary or appropriate in connection with the effectuation of the Merger or the consummation of the acquisitions contemplated by the Other Agreements, and advises the Company in writing of that determination, the Company promptly will compile and file under the HSR Act such information respecting it as the HSR Act requires of an Entity to be acquired, and the expiration or termination of the applicable waiting period and any extension thereof under the HSR Act shall be deemed a condition precedent set forth in Section 7.02(b).

                                   ARTICLE VII

             THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

               Section 7.02. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. (a) The obligation of each party hereto to take the actions contemplated to be taken by that party at the Closing is subject to the satisfaction of each of the following conditions on or before the date of the Closing:

               (i) NO LITIGATION. No Litigation shall be pending on the date of the Closing to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from ARS or the Surviving Corporation in connection with, the consummation of the Merger or the IPO;

               (ii) GOVERNMENTAL APPROVALS. All Governmental Approvals (other than the acceptance for filing of the Certificates of Merger) required to be obtained by any of the Company, ARS and Newco in connection with the consummation of the Merger and the IPO shall have been obtained; and

               (iii) THE REGISTRATION STATEMENT. (A) The Registration Statement, as amended to cover the offering, issuance and sale by ARS of such number of shares of ARS Common Stock at the IPO Price (which need not be set forth in the Registration Statement when it becomes effective under the Securities Act) as shall yield aggregate cash proceeds to ARS from that sale (net of the Underwriter's discount or commissions) in at least the amount (the "Minimum Cash Amount") that is sufficient, when added to the funds, if any, available from other sources (if any, and as set forth in the Registration Statement when it becomes effective under the Securities Act) (the "Other Financing Sources") to enable ARS to pay or otherwise deliver on the IPO Closing Date (1) the total cash portion of the Merger Consideration then to be delivered pursuant to Section 2.04,
        (2) the total cash portion of the Merger or other acquisition consideration then to be delivered pursuant to the Other Agreements as a result of the consummation of the Merger or other acquisition transactions contemplated thereby and (3) the total amount of Indebtedness of the Founding Companies and ARS which the Registration Statement discloses at the time it becomes effective under the Securities Act will be repaid on the IPO Closing Date with proceeds received by ARS from the IPO and the Other Financing Sources, shall have been declared effective under the Securities Act by the SEC; (B) no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and the SEC shall not have initiated or threatened to initiate Litigation for that purpose; and (C) the Underwriter shall have agreed in writing (the "Underwriting Agreement," which term includes the related pricing agreement, if any) to purchase from ARS on a firm commitment basis for resale to the public initially at the IPO Price, subject to the conditions set forth in the Underwriting Agreement, such number of shares of ARS Common Stock covered by the Registration Statement as, when multiplied by the price per share of ARS Common Stock to be paid by the Underwriter to ARS pursuant to the Underwriting Agreement, shall equal at least the Minimum Cash Amount.

               (b) The obligation of each party hereto with respect to the actions to be taken on the IPO Closing Date is subject to the satisfaction on that date of each of the following conditions:

               (i) NO LITIGATION. No Litigation shall be pending on the IPO Closing Date to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from ARS or the Surviving Corporation in connection with, the consummation of the Merger or the IPO;

               (ii) GOVERNMENTAL APPROVALS. All Governmental Approvals required to be obtained by the Company, ARS and Newco in connection with the consummation of the Merger and the IPO shall have been obtained;

               (iii) RECEIPT OF CERTAIN CERTIFICATES. Each party to the Stockholders Agreement or his Representative shall receive the certificates that such party is entitled to receive on the IPO Closing Date pursuant to Section 3.5 of the Stockholders Agreement; and

               (iv) CLOSING OF THE IPO. ARS shall have issued and sold shares of ARS Common Stock to the Underwriter in accordance with the Underwriting Agreement for initial resale at the IPO Price and received payment therefor in an amount at least equal to the amount by which (A) the Minimum Cash Amount exceeds (B) the aggregate amount of funds actually received on the IPO Closing Date, if any, from any one or more of the Other Financing Sources.

               Section 7.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and each Stockholder with respect to actions to be taken by them at or before the Closing and the actions to be taken on the IPO Closing Date are subject to the satisfaction, or the written waiver by the Company on behalf of itself and each Stockholder pursuant to Section 11.05 on or before the date of the Closing of, in addition to the conditions specified in Section 7.02 (a) or 7.02 (b), as applicable, (i) all the conditions set forth in Section 7.01(b), if any, and (ii) all the following conditions:

               (A) REPRESENTATIONS AND WARRANTIES. All the representations and warranties of ARS and Newco in Article V shall be true and correct as of the Closing as though made at that time;

               (B) DELIVERY OF DOCUMENTS. ARS shall have delivered to the Company, with copies for each Stockholder:

                      (1) an ARS officer's certificate respecting the
               representations and warranties of ARS and Newco in Article V and compliance with the covenants of

                ARS and Newco in Article VI and in the form thereof attached as an exhibit to the Closing Memorandum;

                      (2) opinions dated the IPO Closing Date and addressed to
               the Company and the Stockholders from Counsel for ARS and Newco substantially in the forms thereof attached as exhibits to the Closing Memorandum;

                      (3) a certificate of the secretary or any assistant
               secretary of ARS in the form thereof (without attachments thereto) attached as an exhibit to the Closing Memorandum and respecting, and to which is attached, (a) the Charter Documents of ARS and Newco (certified by the Secretary of State of the State of Delaware in the case of the certificates of incorporation included therein); (b) the resolutions of the boards of directors of ARS and Newco respecting the Transaction Documents and the transactions contemplated thereby; (c) a certificate respecting the incumbency and true signatures of the ARS and Newco officers who execute the Transaction Documents on behalf of ARS and Newco, respectively; (d) a specimen certificate evidencing shares of ARS Common Stock; (e) the prospectus included in the Registration Statement when it became effective; and (f) a facsimile copy of the Underwriting Agreement as executed and delivered by ARS and the Underwriter;

                     (4) the Registration Rights Agreement duly executed and
               delivered by ARS; and

                      (5) a certificate, dated as of a Current Date, duly issued by the Secretary of State of the State of Delaware, showing ARS to be in good standing and authorized to do business in that State.

               Section 7.04. CONDITIONS TO THE OBLIGATIONS OF ARS AND NEWCO. (a) The obligations of ARS and Newco with respect to actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing of, in addition to the conditions specified in Section 7.02 (a), (i) all the conditions set forth in Section 7.01(c), if any, and (ii) all the following conditions:

               (A) REPRESENTATIONS AND WARRANTIES. All the representations and warranties of the Stockholders and the Company in Articles III and IV shall be true and correct as of the Closing as though made at that time;

               (B) DELIVERY OF DOCUMENTS. The Stockholders and the Company shall have delivered to ARS:

                      (1) a Company officer's certificate, signed by a
               Responsible Officer, respecting the representations and warranties of the Stockholders and the Company in Articles III and IV and compliance with the covenants of the Stockholders and the

               Company in Article VI and in the form thereof attached as an exhibit to the Closing Memorandum;

                      (2) opinions dated the IPO Closing Date and addressed to
               ARS from Counsel for the Company and the Stockholders substantially in the form thereof attached as exhibits to the Closing Memorandum;

                      (3) a certificate of the secretary or any assistant
               secretary of the Company in the form thereof (without attachments thereto) attached as an exhibit to the Closing Memorandum and respecting, and to which is attached, (a) the Charter Documents of the Company; (b) the resolutions of the board of directors of the Company respecting the Transaction Documents and the transactions contemplated thereby; and (c) a certificate respecting the incumbency and true signatures of the Responsible Officers who execute the Transaction Documents on behalf of the Company;

                      (4) from each Stockholder, a General Release duly executed and delivered by that Stockholder;

                      (5) from each Stockholder, an executed certificate to the
               effect that no withholding is required under Section 1445 of the Code, in the form of Exhibit 7.04, with the blanks appropriate filled; and

                      (6) for each of the Company and the Company Subsidiaries,
               a certificate, dated as of a Current Date, duly issued by the appropriate Governmental Authorities in its Organization State and, unless waived by ARS, in each other jurisdiction listed for it in Section 4.02 of the Disclosure Statement, showing it to be in good standing and authorized to do business in its Organization State and those other jurisdictions and that all state franchise and/or income tax returns and taxes due by it in its Organization State and those other jurisdictions for all periods prior to the Closing have been filed and paid.

               (b) The obligations of ARS and Newco with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of (i) all the conditions set forth in Section 7.01(d), if any, and (ii) the condition that all the representations and warranties of the Stockholders and the Company in Articles III and IV shall be true and correct as of the IPO Closing Date as though made on that date.

                                  ARTICLE VIII

                     COVENANTS FOLLOWING THE EFFECTIVE TIME

               Section 8.02. DISCLOSURE. If, subsequent to the IPO Pricing Date and prior to the 25th day after the date of the Final Prospectus, any Stockholder becomes aware of any fact or circumstance which would change (or, if after the Effective Time, would have changed) a representation or warranty of the Company or any Stockholder in this Agreement or would affect any document delivered pursuant hereto in any material respect, that Stockholder will promptly give notice of that fact or circumstance to ARS.

               Section 8.03. PREPARATION AND FILING OF TAX RETURNS. Each party hereto will, and will cause its Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. This cooperation and information shall include providing copies of all relevant portions of the relevant Returns, together with such accompanying schedules and work papers, documents relating to rulings or other determinations by Taxing Authorities and records concerning the ownership and Tax bases of property as are relevant which a party possesses. Each party will make its employees, if any, reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs attributable to the preparation and filing of those Returns.

               Section 8.04. DIRECTORS. ARS will cause such corporate proceedings as on its part will be necessary to cause each of the persons, if any, who are named in the Final Prospectus as persons who will become members of the board of directors of ARS following the Effective Time to be appointed to that board when that prospectus so provides.

               Section 8.05. REMOVAL OF GUARANTIES. At or within 60 days following the Effective Time, ARS will cause the Stockholder Guaranties listed in Schedule 8.05 to be terminated.

                                   ARTICLE IX

                                 INDEMNIFICATION

               Section 9.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All the provisions of this Agreement will survive the Closing and the Effective Time indefinitely notwithstanding any investigation at any time made by or on behalf of any party hereto or the provision of any Supplemental Information pursuant to
Section 6.08, provided that the representations and warranties set forth in Articles IV, V and VI and in any certificate delivered in connection herewith with respect to any of those representations and warranties will terminate and expire on June 12, 1998, except as follows: (a) the representations and warranties of the Stockholders which relate expressly or by necessary implication to Taxes, ERISA or other employment or labor matters or the Governmental Requirements referred to in clause (iii) of Section 9.03(a) will survive until the expiration of the applicable statutes of limitations (including all periods of extension and tolling); (b) the representations and warranties of the Stockholders which relate expressly or by necessary implication to the environment or Environmental Laws will survive for a period of three years from the Effective Time; and (c) the representations and warranties of the Company will terminate and expire at the Effective Time. After a representation and warranty has terminated and expired, no indemnification will or may be sought pursuant to this Article IX on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article IX to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that, in the case of each representation and warranty that will terminate and expire as provided in this Section 9.02, no claim presented in writing for indemnification pursuant to this Article IX on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration.

               Section 9.03. INDEMNIFICATION OF ARS INDEMNIFIED PARTIES. (a) Subject to the applicable provisions of Sections 9.02 and 9.07, the Stockholders covenant and agree that they, jointly and severally, will indemnify each ARS Indemnified Party against, and hold each ARS Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of the Stockholders or the Company set forth herein (other than in Article III) or in certificates delivered in connection herewith (other than in respect of certificates relating only to the representations and warranties in
Article III), (ii) any nonfulfillment of any covenant or agreement on the part of the Stockholders or the Company under this Agreement, (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to the Company and the Company Subsidiaries, or any of them, which is (1) provided to ARS or its counsel by the Company or the Stockholders and (2) contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating to the Company and the Company Subsidiaries, or any of them, required to be stated therein or necessary to make the statements therein not misleading, and not provided to

ARS or its counsel by the Company or the Stockholders (each such Damage Claim and each Damage Claim described in Section 9.03(b) being an "ARS Indemnified Loss"); provided, however, that no Stockholder shall be obligated to indemnify any ARS Indemnified Party against any ARS Indemnified Loss to the extent that such untrue statement (or alleged untrue statement) was made in, or such omission (or alleged omission) occurred in, any preliminary prospectus and the Stockholder timely provided, in writing, corrected or the necessary additional information to ARS and its counsel for inclusion in the Final Prospectus.

               (b) Each Stockholder, severally and not jointly with any other Person, covenants and agrees that he will indemnify each ARS Indemnified Party against, and hold each ARS Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of that Stockholder solely as to that Stockholder set forth in Article III or in certificates delivered by that Stockholder and relating to those representations and warranties, (ii) any nonfulfillment of any several, and not joint and several, agreement on the part of that Stockholder under this Agreement or (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating solely to that Stockholder which is (1) provided to ARS or its counsel by that Stockholder and
(2) contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating solely to that Stockholder required to be stated therein or necessary to make the statements therein not misleading, and not provided to ARS or its counsel by that Stockholder; provided, however, that no Stockholder shall be obligated to indemnify any ARS Indemnified Party against any ARS Indemnified Loss to the extent that such untrue statement (or alleged untrue statement) was made in, or such omission (or alleged omission) occurred in, any preliminary prospectus and the Stockholder timely provided, in writing, corrected or the necessary additional information to ARS and its counsel for inclusion in the Final Prospectus.

               Section 9.04. INDEMNIFICATION OF STOCKHOLDER INDEMNIFIED PARTIES. ARS covenants and agrees that it will indemnify each Stockholder Indemnified Party against, and hold each Stockholder Indemnified Party harmless from and in respect of, all Damage Claims (that arise from, are based on or relate or otherwise are attributable to (i) any breach by ARS or Newco of their representations and warranties set forth herein or in their certificates delivered to the Company or the Stockholders in connection herewith, (ii) any nonfulfillment of any covenant or agreement on the part of ARS or Newco under this Agreement (each such Damage Claim being a "Stockholder Indemnified Loss"); or (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to ARS, Newco or any of the Other Founding Companies contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating to ARS, Newco or any of the Other Founding Companies, or any of them, required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

               Section 9.05. CONDITIONS OF INDEMNIFICATION. (a) All claims for indemnification under this Agreement shall be asserted and resolved as follows in this Section 9.05.

               (b) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 9.02, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX with respect to that Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

               (c) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 9.05(c) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.05(c) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

               (d) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Article IX,
(B) elects not to defend the Indemnified Party pursuant to Section 9.05(c) or
(C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 9.05(c) or (ii) elects to defend the Indemnified Party pursuant to Section 9.05(c) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this
Section 9.05 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
Section 9.05(d), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

               (e) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of a dispute is given.

               (f) Payments of all amounts owing by an Indemnifying Party pursuant to this Article IX relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 9.05(e) shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

               Section 9.06. REMEDIES NOT EXCLUSIVE. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

               Section 9.07. LIMITATIONS ON INDEMNIFICATION. (a) Notwithstanding the provisions of Section 9.03(a), neither the Company nor any of the Stockholders shall be required to indemnify or hold harmless any of the ARS Indemnified Parties on account of any ARS Indemnified Loss under Section 9.03(a) unless the liability of the Company and the Stockholders in respect of that ARS Indemnified Loss, when aggregated with the liability of the Company and the Stockholders in respect of all ARS Indemnified Losses under Section 9.03(a), exceeds, and only to the extent the aggregate amount of all those ARS Indemnified Losses does exceed, the Threshold Amount. In no event shall (i) the aggregate joint and several liability of the Company and the Stockholders under this Agreement, including Section 9.03(a), exceed the Transaction Value or (ii) the aggregate liability of each Stockholder under this Agreement, including Sections 9.03(a) and 9.03(b), exceed that Stockholder's Pro Rata Share of the Transaction Value. For purposes of determining the amount of ARS Indemnified Losses, no effect will be given to any resulting Tax benefit to any ARS Indemnified Party.

               (b) Notwithstanding the provisions of Section 9.04, ARS shall not be required to indemnify or hold harmless any of the Stockholder Indemnified Parties on account of any Stockholder Indemnified Loss unless the liability of ARS in respect of that Stockholder Indemnified Loss, when aggregated with the liability of ARS in respect of all Stockholder Indemnified Losses, exceeds, and only to the extent the aggregate amount of all those Stockholder Indemnified Losses does exceed, the Threshold Amount. In no event shall ARS be liable under this Agreement, including Section 9.04, for any amount in excess of the Transaction Value. For purposes of determining the amount of Stockholder Indemnified Losses, no effect will be given to any resulting Tax benefit to any Stockholder Indemnified Party.

                               GENERAL PROVISIONS

               Section 11.01. TREATMENT OF CONFIDENTIAL INFORMATION. (a) Each of the Company and the Stockholders, severally and not jointly with any other Person, acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of the Company and the Company Subsidiaries, the Other Founding Companies and their Subsidiaries and ARS and its Subsidiaries. Each of the Company and the Stockholders, severally and not jointly with any other Person, agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of ARS will not disclose such Confidential Information to any Person except (a) Representatives of ARS, (b) its own Representatives, provided that these Representatives (other than counsel) agree to the confidentiality provisions of this Section 11.01; and provided, further, that Confidential Information shall not include (i) such information which becomes known to the public generally through no fault of any Stockholder, (ii) information required to be disclosed by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), each Stockholder shall, if possible, give prior written notice thereof to ARS and provide ARS with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any Stockholder of the provisions of this Section 11.01 with respect to any Confidential Information, ARS shall be entitled to an injunction restraining such Stockholder from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting ARS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

               (b) Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 11.01(a), and because of the immediate and irreparable damage that would be caused to ARS for which it would have no other adequate remedy, each of the Company and the Stockholders agrees that ARS may enforce the provisions of Section 11.01(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

               (c) The obligations of ARS set forth in Section 6.02(d) are incorporated in this Section 11.01 by this reference.

               (d) The obligations of the parties under this Section 11.01 shall survive the termination of this Agreement.